Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-154976

 CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

6.5% Convertible Senior Notes due 2016	$201,250,000.00	100%	$201,250,000.00	$14,349.13(2)

Common Stock, par value $.01	162,955,467(3)	—	—	$0(4)

(1)
Includes 6.5% Convertible Senior Notes that may be purchased by the underwriters pursuant to their option to purchase additional 6.5% Convertible Senior Notes to cover overallotments.

(2)
This filing fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement on Form S-3 (File No. 333-154976).

(3)
This number represents the number of shares of common stock that are initially issuable to the holders of 6.5% Convertible Senior Notes upon conversion. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act the amount to be registered includes an indeterminate number of shares of common stock may be issued from time to time upon conversion of the 6.5% Convertible Senior Notes, subject to adjustment in accordance with the terms of the 6.5% Convertible Senior Notes and the indenture governing the 6.5% Convertible Senior Notes.

(4)
Pursuant to rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the 6.5% Convertible Senior Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

PROSPECTUS SUPPLEMENT
 (To prospectus dated November 4, 2008)

$175,000,000

Level 3 Communications, Inc.

6.5% Convertible Senior Notes due 2016

                We are offering $175 million aggregate principal amount of 6.5% Convertible Senior Notes due 2016. We will pay interest on the notes on April 1 and October 1 of each year, beginning April 1, 2011. The notes will mature on October 1, 2016, unless earlier repurchased by us or converted. The notes will be our unsecured and unsubordinated obligations and will rank equally with all our existing and future unsecured and unsubordinated indebtedness.

                The notes are convertible, in integral multiples of $1,000 principal amount, by holders into 809.7166 shares of our common stock (which is equivalent to a conversion price of approximately $1.235 per share), subject to adjustment upon certain events, at any time before the close of business on October 1, 2016. If a holder elects to convert its notes in connection with certain changes in control, we will pay, to the extent described in this prospectus supplement, a make whole premium by increasing the number of shares deliverable upon conversion of such notes. Our common stock is quoted on the Nasdaq Global Select Market under the symbol "LVLT". On September 14, 2010, the last sale price of our common stock on the Nasdaq Global Select Market was $0.95 per share.

                Holders may require us to repurchase all or any part of their notes upon the occurrence of a designated event at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the repurchase date.

                After October 1, 2013, we may redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the applicable redemption date if the closing sale price of our common stock has exceeded 150% of the then effective conversion price (calculated by dividing $1,000 by the then applicable conversion rate) for at least 20 trading days in any consecutive 30-day trading period ended on the trading day prior to the mailing of the notice of redemption.

                Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-10 of this prospectus supplement.

	Per Note	Total
Public offering price(1)	100%	$175,000,000
Underwriting discount	2.75%	$4,812,500
Proceeds, before expenses, to us(1)	97.25%	$170,187,500

(1) Plus accrued interest from September 20, 2010, if settlement occurs after that date

                The underwriters may exercise their right to purchase up to an additional $26,250,000 principal amount of the notes for 30 days after the date of this prospectus supplement solely to cover overallotments, if any.

                Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about September 20, 2010.

Sole Bookrunning Manager

BofA Merrill Lynch

Lead Manager

Citi

Co-Managers

Deutsche Bank Securities	Morgan Stanley	Wells Fargo Securities

The date of this prospectus supplement is September 14, 2010.

              You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

i

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to us. When used in this prospectus supplement, the words "anticipate", "believe", "plan", estimate" and "expect" and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions.

              Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those described in this document. These forward-looking statements include, among others, statements concerning:

  •
  our communications business, its advantages and our strategy for continuing to pursue our business;

  •
  anticipated development and launch of new services in our business;

  •
  anticipated dates on which we will begin providing certain services or reach specific milestones in the development and implementation of our business strategy;

  •
  growth of the communications industry;

  •
  expectations as to our future revenue, margins, expenses, cash flows and capital requirements; and

  •
  other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

              These forward-looking statements are subject to risks and uncertainties, including financial, regulatory, environmental, industry growth and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements. The most important factors that could prevent us from achieving our stated goals include, but are not limited to, the effects on our business and our customers of the current economic turmoil and the disruptions in the financial markets as well as our failure to:

  •
  increase and maintain the volume of traffic on our network and the resulting revenue;

  •
  integrate acquisitions;

  •
  successfully use new technology and information systems to support new and existing services;

  •
  prevent system failures that significantly disrupt the availability and quality of the services that we provide;

  •
  provide services that do not infringe the intellectual property and proprietary rights of others;

  •
  develop new services that meet customer demands and generate acceptable margins;

  •
  attract and retain qualified management and other personnel; and

  •
  meet all of the terms and conditions of our debt obligations.

              Other factors are described under "Risk Factors" and in our filings with the Securities and Exchange Commission (the "SEC") that are incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2009.

SUMMARY

              This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This is not intended to be a complete description of the matters covered in this prospectus supplement and the accompanying prospectus and is subject to, and qualified in its entirety by reference to, the more detailed information and financial statements (including the notes thereto) included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Unless otherwise indicated, all references to the "Company", "we", "us", "our", or "Level 3" refer to Level 3 Communications, Inc. and its subsidiaries.

              See "Risk Factors" for factors that you should consider before investing in the notes and "Information Regarding Forward-Looking Statements" for information relating to statements contained in this prospectus supplement that are not historical facts.

              The Level 3 logo and Level 3 are registered service marks of Level 3 Communications, Inc. in the United States and/or other countries. All rights are reserved. This prospectus supplement and the accompanying prospectus refer to trade names and trademarks of other companies. The mention of these trade names and trademarks in this prospectus supplement and the accompanying prospectus is made with due recognition of the rights of these companies and without any intent to misappropriate those names or marks. All other trade names and trademarks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

 The Company

              We, through our operating subsidiaries, engage primarily in the communications business.

              We are a facilities based provider (that is, a provider that owns or leases a substantial portion of the plant, property and equipment necessary to provide services) of a broad range of integrated communications services. We have created our own communications network generally by constructing our own assets, but also through a combination of purchasing and leasing other companies and facilities. Our network is an advanced, international, facilities based communications network. We have designed our network to provide communications services, which employ and take advantage of rapidly improving underlying optical, Internet Protocol, computing and storage technologies.

              Our principal executive offices are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 and our telephone number is (720) 888-1000. Our website is located at www.level3.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

              This summary may not include all the information that is important to you. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

              See "Risk Factors" for factors that you should consider before investing in the notes and "Information Regarding Forward-Looking Statements" for information relating to statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference that are not historical facts.

Issuer	Level 3 Communications, Inc.
Notes Offered
$175,000,000 aggregate principal amount ($201,250,000 aggregate principal amount if the underwriters exercise their option to purchase additional notes in full) of 6.5% convertible senior notes due October 1, 2016.
Price	100% of principal amount, plus accrued interest from the date of original issuance of the notes if settlement occurs after that date.
Maturity	October 1, 2016
Interest	6.5% per year on the principal amount, payable semi-annually on April 1 and October 1, beginning on April 1, 2011.
Ranking
The notes will be our unsecured and unsubordinated obligations and will rank equal in right of payment to all of our other existing and future unsubordinated indebtedness. The notes will be effectively junior to all of our existing and future secured debt as to the assets securing such debt and will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.
As of June 30, 2010, after giving effect to this offering (assuming no exercise of the underwriters' option to purchase additional notes):

•       Level 3 Communications, Inc. would have had an aggregate of approximately $6.443 billion of indebtedness, including its guarantees of its subsidiaries' indebtedness but excluding intercompany liabilities, of which approximately $1.680 billion constituted secured indebtedness consisting of its guarantee of its wholly-owned subsidiary's senior secured credit facility and none of which constituted subordinated indebtedness; and

•       Level 3 Communications, Inc.'s subsidiaries would have had an aggregate of approximately $5.8 billion of outstanding indebtedness and other balance sheet liabilities (excluding deferred revenue), excluding intercompany liabilities.

The indenture governing the notes will not contain any restrictions on the incurrence of indebtedness other than as described in "Description of the Notes—Limitation on Liens."

Conversion Rights	Holders may surrender notes for conversion at any time on or before the maturity date. For each $1,000 principal amount of notes surrendered for conversion you will receive 809.7166 shares of our common stock (which is equivalent to a conversion price of approximately $1.235 per share). We refer to this as the conversion rate.

The conversion rate may be adjusted for certain reasons but will not be adjusted for accrued interest, if any. Upon conversion, a holder will not receive any cash payment representing accrued interest, subject to certain exceptions. Instead, accrued interest will be deemed paid by the shares of common stock received by the holder on conversion.
Sinking Fund	None.
Redemption at the Option of Level 3
After October 1, 2013, we may redeem the notes, in whole or in part, at our option at any time or from time to time at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon (if any) to, but excluding, the applicable redemption date if the closing sale price of our common stock has exceeded 150% of the then effective conversion price (calculated by dividing $1,000 by the then applicable conversion rate) for at least 20 trading days in any consecutive 30-day trading period ended on the trading day prior to the mailing of the notice of redemption.
Repurchase at Option of Holders upon a Designated Event
Upon the occurrence of a designated event (a change in control or a termination of trading as defined herein), holders of the notes will have the right, subject to certain exceptions and conditions, to require us to repurchase all or any part of their notes at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon (if any) to, but excluding, the designated event purchase date.
See "Risk Factors—If we experience a change in control or termination of trading, we may be unable to purchase the notes you hold as required under the indenture relating to the notes".
Make Whole Premium upon Change in Control
If certain changes in control as described below under "Description of the Notes—Make Whole Premium upon Change in Control" occur, we will pay, to the extent described in this prospectus supplement, a make whole premium on notes converted in connection with the transaction constituting the change in control by increasing the number of shares of common stock deliverable upon conversion of the notes.

The amount of the increase in the applicable conversion rate, if any, will be based on the date on which the change in control becomes effective and the price paid per share of our common stock in the transaction constituting the change in control. A description of how the increase in the applicable conversion rate will be determined and a table showing the increase that would apply at various common stock prices and effective dates of a change in control are set forth under "Description of the Notes—Make Whole Premium upon Change in Control".
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $169 million (approximately $195 million if the underwriters' option to purchase additional notes is exercised in full). We intend to use the net proceeds from this offering for general corporate purposes including working capital, capital expenditures and the potential repurchase or redemption of our 5.25% Convertible Senior Notes due 2011 and other existing indebtedness from time to time. See "Use of Proceeds".
DTC Eligibility
The notes will be issued in fully registered book-entry form and will be represented by one or more permanent global notes without coupons. The global notes will be deposited with the trustee, as a custodian for The Depository Trust Company ("DTC"), and will be registered in the name of Cede & Co., DTC's nominee. Beneficial interests in global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, and your interest in any global note may not be exchanged for certificated notes, except in limited circumstances described herein. See "Description of the Notes—Global Notes; Book-Entry; Form".
Trading
We do not intend to list the notes on any national securities exchange. The notes will be new securities for which there is currently no public market. See "Risk Factors—We do not expect a public market to develop for the notes, which could limit their market price or your ability to sell them".
Our common stock is traded on the Nasdaq Global Select Market under the symbol "LVLT".
Risk Factors
Investing in the notes involves risks. See "Risk Factors" beginning on page S-10 of this prospectus supplement and other information in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the notes.

Unless expressly stated otherwise, the information set forth above and throughout this prospectus supplement assumes no exercise of the underwriters' overallotment option. See "Underwriting".

SUMMARY FINANCIAL DATA

              The summary financial data set forth below for the fiscal years ended December 31, 2009, 2008, 2007, 2006 and 2005 have been derived from our audited consolidated financial statements and the notes related thereto. The summary financial data for the six month periods ended June 30, 2010 and 2009 are derived from our unaudited consolidated financial statements. The unaudited financial statements include, in our opinion, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited periods. You should not rely on these interim results as indicative of results we may expect for the full year or any other interim period.

	Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
			(dollars in millions, except per share amounts)
Results of Operations:
Revenue	$1,818	$1,922	$3,762	$4,301	$4,269	$3,378	$1,719
Loss from continuing operations	(407)	(266)	(618)	(318)	(1,146)	(812)	(720)
Net loss	(407)	(266)	(618)	(318)	(1,146)	(766)	(651)
Per Common Share:
Loss from continuing operations	(0.25)	(0.16)	(0.38)	(0.20)	(0.76)	(0.81)	(1.03)
Net loss	(0.25)	(0.16)	(0.38)	(0.20)	(0.76)	(0.76)	(0.93)
Dividends	—	—	—	—	—	—	—
Financial Position (period end):
Total assets	8,296		9,062	9,634	10,249	9,987	8,272
Current portion of long-term debt	41		705	186	32	5	—
Long-term debt, less current portion	6,223		5,755	6,245	6,631	7,122	5,873
Stockholders' equity (deficit)	15		491	1,021	1,266	602	(331)

(1)
The financial information for the periods of 2008 and prior have been adjusted for the retrospective application of Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) which has been codified into the guidance relating to Debt with Conversion and Other Options.

(2)
The operating results of Software Spectrum, Inc. ("Software Spectrum"), which was sold in 2006, and (i)Structure, LLC ("(i)Structure"), which was sold in 2005, are included in discontinued operations for all periods presented for which Level 3 owned each business.

The Company purchased WilTel Communications Group, LLC ("WilTel") on December 23, 2005, and recorded approximately $38 million of revenue attributable to this business in 2005.

The Company purchased Progress Telecom, LLC ("Progress Telecom") on March 20, 2006; ICG Communications, Inc. ("ICG Communications") on May 31, 2006; TelCove, Inc. ("TelCove") on July 24, 2006; and Looking Glass Networks Holding Co., Inc. ("Looking Glass") on August 2, 2006. The WilTel, Progress Telecom, ICG Communications, TelCove and Looking Glass results of operations and financial position are included in the consolidated financial statements from the respective dates of their acquisition. During 2006, the Company recorded revenue attributable to Progress Telecom of $49 million, ICG Communications of $46 million, TelCove of $166 million and Looking Glass of $33 million.

The Company purchased Broadwing Corporation ("Broadwing") on January 3, 2007; the Content Delivery Network services business of SAVVIS, Inc. (the "CDN Business") on January 23, 2007; and Servecast Limited on July 11, 2007. In 2007, the Company recorded revenue attributable to Broadwing of $946 million, the CDN Business of $17 million and Servecast of $3 million.

  On June 5, 2008, Level 3 completed the sale of its Vyvx advertising distribution business to DG FastChannel, Inc. and received gross proceeds at closing of approximately $129 million in cash. Net proceeds from the sale approximated $121 million after deducting transaction-related costs. Revenue attributable to the Vyvx advertising distribution business totaled $15 million in 2008 through the date of sale, $36 million in 2007 and $35 million in 2006. The Vyvx businesses were acquired by the Company at the end of 2005 in the WilTel acquisition.

(3)
In 2005, the Company recognized $133 million of termination revenue and approximately $23 million of impairment and restructuring charges.

In 2006, the Company recognized approximately $13 million of impairment and restructuring charges, and a loss on early extinguishment of debt of $83 million as a result of the amendment and restatement of its senior secured credit facility and certain debt exchanges and redemptions.

In 2007, the Company recognized approximately $12 million of impairment and restructuring charges, and a loss on the early extinguishment of debt of $427 million as a result of the refinancing of its senior secured credit facility and certain debt exchanges, redemptions and repurchases. The Company also recognized a gain of $37 million on the sale of marketable equity securities and a tax benefit of $23 million related to certain state tax matters.

In 2008, the Company recognized approximately $25 million of impairment and restructuring charges, $36 million of induced debt conversion expenses, net, attributable to the exchange of certain of the Company's convertible debt securities, a gain on the early extinguishment of debt of $125 million as a result of certain debt repurchases, and a $99 million gain on the sale of the Company's Vyvx advertising distribution business and the sale of certain of its smaller long distance voice customers. The Company also revised its estimates of the amounts and timing of its original estimate of undiscounted cash flows related to certain future asset retirement obligations in the fourth quarter of 2008. As a result, the Company reduced its asset retirement obligations liability by $103 million with an offsetting reduction to property, plant and equipment of $21 million, selling, general and administrative expenses of $86 million, depreciation and amortization of $11 million and an increase to goodwill of $15 million.

In 2009, the Company recognized a gain of approximately $14 million as a result of debt repurchases and exchanges of certain of the Company's debt securities and $9 million of restructuring charges.

(4)
In 2005, the Company sold (i)Structure and recognized a gain on the sale of $49 million. (i)Structure revenue approximated costs in 2005.

In 2006, the Company sold Software Spectrum and recognized a gain on the sale of $33 million. The income from the operations of Software Spectrum was $13 million and $20 million for 2006 and 2005, respectively.

(5)
The Company's current dividend policy, in effect since April 1998, is to retain future earnings for use in the Company's business. As a result, management does not anticipate paying cash dividends on shares of common stock in the foreseeable future. In addition, the Company is restricted under certain debt-related covenants from paying cash dividends on shares of its common stock.

(6)
In 2005, the Company received net proceeds of $877 million from the issuance of its 10% Convertible Senior Notes due 2011. Also in 2005, a wholly owned subsidiary of the Company received net proceeds of $66 million from the completion of a refinancing of the mortgage of its corporate headquarters. The subsidiary entered into a new mortgage loan of $70 million at an initial fixed rate of 6.86% through 2010.

  In 2006, the Company received net proceeds of $142 million from the issuance by its wholly owned subsidiary of $150 million of Floating Rate Senior Notes due 2011, net proceeds of $538 million from the issuance of $550 million of 12.25% Senior Notes due 2013, net proceeds of $326 million from its issuance of $335 million of 3.5% Convertible Senior Notes due 2012 and net proceeds of $1.239 billion (excluding prepaid interest) from the issuance by its wholly owned subsidiary of $1.250 billion of 9.25% Senior Notes due 2014. Also in 2006, the Company exchanged a portion of its outstanding 9.125% Senior Notes due 2008, 11% Senior Notes due 2008 and 10.5% Senior Discount Notes due 2008 for $46 million of cash and $692 million aggregate principal of new 11.5% Senior Notes due 2010. In addition, the Company redeemed the remaining outstanding 9.125% Senior Notes due 2008 totaling $398 million, 10.5% Senior Discount Notes due 2008 totaling $62 million and repurchased 99.3% of its wholly owned subsidiary's 10.75% Senior Notes due 2011 totaling $497 million.

  In 2007, the Company received net proceeds of $982 million from the issuance by its wholly owned subsidiary of 8.75% Senior Notes due 2017 and Floating Rate Senior Notes due 2015 and net proceeds of $1.382 billion for the refinancing of its senior secured credit facility. In connection with the refinancing of the senior secured credit agreement the borrower repaid its $730 million Senior Secured Term Loan due 2011. In 2007, the Company redeemed $488 million of its outstanding 12.875% Senior Notes due 2010, $96 million of outstanding 11.25% Senior Notes due 2010 and $138 million (€104 million) of outstanding 11.25% Senior Euro Notes due 2010. Also in 2007, the Company's wholly owned subsidiary repurchased $144 million of its outstanding Floating Rate Senior Notes due 2011, the Company repurchased $59 million of its outstanding 11% Senior Notes due 2008, $677 million of its outstanding 11.5% Senior Notes due 2010 and $61 million (€46 million) of its outstanding 10.75% Senior Euro Notes due 2008. The Company also completed the exchange of $605 million of its 10% Convertible Senior Notes due 2011 for a total of 197 million shares of common stock during 2007. The Company also converted or repurchased $180 million of Broadwing's outstanding 3.125% Convertible Senior Debentures due 2026 through the issuance of 17 million shares of common stock and the payment of $106 million in cash in 2007.

  In 2008, the Company received proceeds of $400 million from the issuance of its 15% Convertible Senior Notes due 2013. In connection with the issuance of the 15% Convertible Senior Notes due 2013, the Company completed tender offers and repurchased $163 million of its 2.875% Convertible Senior Notes due 2010, $173 million of its 6% Convertible Subordinated Notes due 2010 and $124 million of its 6% Convertible Subordinated Notes due 2009. In 2008, the Company completed exchanges with holders of various issues of its convertible debt in which the Company issued approximately 48 million shares of the Company's common stock in exchange for $18 million of its 6% Convertible Subordinated Notes due 2009, $47 million of its 10% Convertible Senior Notes due 2011, $19 million of its 2.875% Convertible Senior Notes due 2010, $15 million of its 5.25% Convertible Senior Notes due 2011 and $9 million of its 3.5% Convertible Senior Notes due 2012. Also in 2008, the Company repurchased $39 million aggregate principal amount of its 6% Convertible Subordinated Notes due 2009 and $32 million aggregate principal amount of its 6% Convertible Subordinated Notes due 2010. The Company also repaid at maturity the remaining $20 million of its outstanding 11% Senior Notes due 2008 and approximately $6 million (€4 million) of its outstanding 10.75% Senior Euro Notes due 2008.

  In 2009, the Company received net proceeds of $274 million as a result of amending and restating its existing senior secured credit facility to increase the borrowings through the creation of a $280 million Tranche B Term Loan. The Company exchanged $142 million of its

  6% Convertible Subordinated Notes due 2010 and $140 million of its 2.875% Convertible Senior Notes due 2010 for $200 million of 7% Convertible Senior Notes due 2015 and $78 million of cash. In 2009, the Company received net proceeds of $274 million from the issuance of its 7% Convertible Senior Notes due 2015, Series B. Also in 2009, the Company repurchased $126 million aggregate principal amount of its 6% Convertible Subordinated Notes due 2009, $55 million aggregate principal amount of its 6% Convertible Subordinated Notes due 2010, $13 million aggregate principal amount of its 2.875% Convertible Senior Notes due 2010, $131 million aggregate principal amount of its 5.25% Convertible Senior Notes due 2011, $56 million aggregate principal amount of its 10% Convertible Senior Notes due 2011, and $31 million aggregate principal amount of its 3.5% Convertible Senior Notes due 2012. The Company also redeemed the remaining $13 million of its 11.5% Senior Notes due 2010, repurchased the remaining $6 million aggregate principal amount of its Floating Rate Notes due 2011 and repaid at maturity the remaining $55 million of its outstanding 6% Convertible Subordinated Notes due 2009.

  In the first quarter of 2010, Level 3 Financing, Inc. issued $640 million aggregate principal amount of 10% Senior Notes due 2018 in a private offering (the original notes) and repurchased $547 million of the total outstanding 12.25% Senior Notes due 2013 primarily through a tender offer. The remaining $3 million aggregate principal of the 12.25% Senior Notes due 2013 was redeemed in March 2010. The Company recognized a $54 million loss on the extinguishment of these notes.

  Also in the first quarter of 2010, the Company repaid $111 million aggregate principal amount of its 6% Convertible Subordinated Notes due 2010 that matured on March 15, 2010. In addition, in various transactions during the first quarter of 2010, the Company, or its subsidiaries, repurchased $3 million in aggregate principal amount of 5.25% Convertible Senior Notes due 2011, the remaining $3 million of its 10.75% Senior Notes due 2011, and $2 million aggregate principal amount of 2.875% Convertible Senior Notes due 2010. Repurchases were made at prices to par ranging from 95% to 100%, and Level 3 recognized a net loss on these repurchases of less than $1 million.

  In July 2010, the Company repaid the remaining $38 million aggregate principal amount of its 2.875% Convertible Senior Notes upon maturity.

(7)
In 2005, the Company issued 115 million shares of common stock, valued at approximately $313 million, as the stock portion of the purchase price paid to acquire WilTel.

In 2006, the Company issued approximately 125 million shares of common stock in a public offering, valued at approximately $543 million.

In 2006, the Company issued 20 million shares of common stock, valued at approximately $66 million, as the stock portion of the purchase price paid to acquire Progress Telecom; 26 million shares of common stock, valued at approximately $131 million, as the stock portion of the purchase price paid to acquire ICG Communications; 150 million shares of common stock, valued at approximately $623 million, as the stock portion of the purchase price paid to acquire TelCove; and 21 million shares of common stock, valued at approximately $84 million, as the stock portion of the purchase price paid to acquire Looking Glass.

In 2007, the Company issued 197 million shares of common stock in exchange for $605 million of its 10% Convertible Senior Notes due 2011. The Company also issued 123 million shares of common stock, valued at approximately $688 million, as the stock portion of the purchase price to acquire Broadwing Corporation. Also in 2007, the Company issued 17 million shares of common stock in connection with the conversion of $179 million of Broadwing's outstanding 3.125% Convertible Senior Debentures due 2026.

In 2008, the Company issued approximately 48 million shares of common stock in exchange for $108 million aggregate principal amount of various issues of its convertible debt.

RISK FACTORS

              Before you invest in the notes, you should carefully consider the following risks. The risks described below are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks.

              This prospectus supplement, the accompanying prospectus and the information included or incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the information included or incorporated herein by reference.

Risks Related to our Business

Continued uncertainty in the global financial markets and the global economy may negatively affect our financial results.

              Continued uncertainty in the global financial markets and economy may negatively affect our financial results. A prolonged period of economic decline could have a material adverse effect on our results of operations and financial condition and exacerbate some of the other risk factors we have described below. Our customers may defer or forego purchases of our services in response to tighter credit and negative financial news or reduce their demand for our services. Our customers may also not be able to obtain adequate access to credit, which could affect their ability to make timely payments to us or ultimately cause the customer to file for protection from creditors under applicable insolvency or bankruptcy laws. If our customers are not able to make timely payments to us, our accounts receivable could increase.

              In addition, our operating results and financial condition could be negatively affected if as a result of economic conditions:

  •
  customers defer or forgo purchases of our services;

  •
  customers are unable to make timely payments to us;

  •
  the demand for, and prices of, our services are reduced as a result of actions by our competitors or otherwise;

  •
  key suppliers upon which we rely are unwilling or unable to provide us with the materials we need for our network on a timely basis or on terms that we find acceptable; or

  •
  our financial counterparties, insurance providers or other contractual counterparties are unable to, or do not meet, their contractual commitments to us.

Recent disruptions in the financial markets could affect our ability to obtain debt or equity financing or to refinance our existing indebtedness on reasonable terms (or at all), and have other adverse effects on us.

              Widely documented commercial credit market disruptions have resulted in a tightening of credit markets worldwide. Liquidity in the global credit markets have been severely contracted by these market disruptions, making it costly to obtain new lines of credit or to refinance existing debt, when debt financing is available at all. The effects of these disruptions are widespread and it is impossible to predict whether the improvement in the global credit markets that began in the latter part of 2009 will continue or when the credit contraction will stop. As a result of the ongoing credit market turmoil, we may not be able to obtain debt or equity financing or to refinance our existing indebtedness on favorable terms (or at all), which could affect our strategic operations and our financial performance and force modifications to our operations.

    Communications Group

We need to not only increase but also maintain the network traffic and resulting revenue from the services that we offer to realize our targets for anticipated revenue growth, cash flow and operating performance.

              We must increase and maintain the network traffic and resulting revenue from our data, voice, content and infrastructure services at acceptable margins in order to realize our targets for anticipated revenue growth, cash flow and operating performance. If:

  •
  we do not maintain or improve our current relationships with existing key customers;

  •
  we do not develop new large volume and enterprise customers; or

  •
  our customers determine to obtain these services from either their own network or from one of our competitors;

we may not be able to increase or maintain our revenue at acceptable margins, which would adversely affect our ability to become and/or remain profitable.

Our financial condition and growth depends upon the continued successful integration of our acquired businesses. We may not be able to efficiently and effectively integrate acquired operations and thus may not fully realize the anticipated benefits from such acquisitions.

              Achieving the anticipated benefits of the acquisitions that we have completed starting in December 2005 will depend in part upon whether we can integrate our businesses in an efficient and effective manner.

              Since December 2005, we have acquired, in chronological order, WilTel Communications Group, LLC, Progress Telecom, LLC, ICG Communications, Inc., TelCove, Inc., Looking Glass Networks Holding Co., Inc., Broadwing Corporation, the CDN services business of SAVVIS, and Servecast Limited. In the future we may acquire additional businesses in accordance with our business strategy. The integration of our acquired businesses and any future businesses that we may acquire involves a number of risks, including, but not limited to:

  •
  demands on management related to the significant increase in size after the acquisition;

  •
  the disruption of ongoing business and the diversion of management's attention from the management of daily operations to management of integration activities;

  •
  failure to fully achieve expected synergies and costs savings;

  •
  unanticipated impediments in the integration of departments, systems, including accounting systems, technologies, books and records and procedures, as well as in maintaining uniform standards, controls, including internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, procedures and policies;

  •
  loss of customers or the failure of customers to order incremental services that we expect them to order;

  •
  failure to provision services that are ordered by customers during the integration period;

  •
  higher integration costs than anticipated; and

  •
  difficulties in the assimilation and retention of highly qualified, experienced employees, many of whom may be geographically dispersed.

              Successful integration of these acquired businesses or operations will depend on our ability to manage these operations, realize opportunities for revenue growth presented by strengthened service offerings and expanded geographic market coverage, obtain better terms from our vendors due to increased buying power and eliminate redundant and excess costs to fully realize the expected synergies. Because of difficulties in combining geographically distant operations and systems that may not be fully compatible, we may not be able to achieve the financial strength and growth we anticipate from the acquisitions.

              We cannot be certain that we will realize our anticipated benefits from our acquisitions, or that we will be able to efficiently and effectively integrate the acquired operations as planned. If we fail to integrate the acquired businesses and operations efficiently and effectively or fail to realize the benefits we anticipate, we would be likely to experience material adverse effects on our business, financial condition, results of operations and future prospects.

Our business requires the continued development of effective business support systems to implement customer orders and to provide and bill for services.

              Our business depends on our ability to continue to develop effective business support systems. In certain cases, the development of these business support systems is required to realize our anticipated benefits from our acquisitions. This is a complicated undertaking requiring significant resources and expertise and support from third-party vendors. Following the development of the business support systems, the data migration regarding network and circuit inventory must be completed for the full benefit of the systems to be realized. Business support systems are needed for:

  •
  quoting, accepting and inputting customer orders for services;

  •
  provisioning, installing and delivering these services; and

  •
  billing for these services.

              Because our business provides for continued rapid growth in the number of customers that we serve and the volume of services offered as well as the continued integration of acquired companies' business support systems, there is a need to continue to develop our business support systems on a schedule sufficient to meet proposed milestone dates. The failure to continue to develop effective unified business support systems or complete the data migration regarding network and circuit inventory into these systems could materially adversely affect our ability to implement our business plans, realize anticipated benefits from our acquisitions and meet our financial goals and objectives.

Intellectual property and proprietary rights of others could prevent us from using necessary technology to provide our services or subject us to expensive intellectual property litigation.

              If technology that is necessary for us to provide our services was determined by a court to infringe a patent held by another entity that is unwilling to grant us a license on terms acceptable to us, we could be precluded by a court order from using that technology and we would likely be required to pay a significant monetary damages award to the patent-holder. The successful enforcement of these patents, or our inability to negotiate a license for these patents on acceptable terms, could force us to cease using the relevant technology and offering services incorporating the technology. In the event that a claim of infringement was brought against us based on the use of our technology or against our customers based on their use of our services for which we are obligated to indemnify, we could be subject to litigation to determine whether such use or sale is, in fact, infringing. This litigation could be expensive and distracting, regardless of the outcome of the suit.

              While our own patent portfolio may deter other operating companies from bringing such actions, patent infringement claims are increasingly being asserted by patent holding companies, which do not use technology and whose sole business is to enforce patents against operators, such as us, for monetary gain. Because such patent holding companies, commonly referred to as patent "trolls", do not provide services or use technology, the assertion of our own patents by way of counter-claim would be largely ineffective. We have already been the subject of time-consuming and expensive patent litigation brought by certain patent holding companies and we can reasonably expect that we will face further claims in the future, particularly if legislation now discussed in Congress is not enacted in a way that will decrease the number and frequency of claims by patent trolls.

Our consolidated revenue is concentrated in a limited number of communications customers.

              A significant portion of our consolidated revenue is concentrated among a limited number of communications customers. For the year ended December 31, 2009, our top ten communications customers represented approximately 28% of our total consolidated revenue. If we lost one or more of our top five communications customers, or, if one or more of these major customers significantly decreased orders for our services, our business would be materially and adversely affected.

We may lose customers if we experience system failures that significantly disrupt the availability and quality of the services that we provide. System failures may also cause interruptions to service delivery and the completion of other corporate functions.

              Our operations depend on our ability to limit and mitigate interruptions or degradation in service for customers. Interruptions in service or performance problems, for whatever reason, could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones. In addition, because many of our services are critical to the businesses of many of our customers, any significant interruption or degradation in service could result in lost profits or other losses to customers. Although we generally limit our liability for service failures in our service agreements to limited service credits (generally in the form of free service for a short period of time) and generally exclude any liability for "consequential" damages such as lost profits, a court might not enforce these limitations on liability, which could expose us to financial loss. In addition, we often provide our customers with committed service levels. If we are unable to meet these service level commitments, we may be obligated to provide service credits or other compensation to our customers, which could negatively affect our operating results.

              The failure of any equipment or facility on our network, including our network operations control centers and network data storage locations, could result in the interruption of customer service and other corporate functions until necessary repairs are effected or replacement equipment is installed. In addition, our business continuity plans may not be adequate to address a particular failure that we experience. Delays, errors, network equipment or network facility failures, including with respect to our network operations control centers and network data storage locations, could also result from natural disasters (including natural disasters that may increase in frequency as a result of the effects of climate change), disease, accidents, terrorist acts, power losses, security breaches, vandalism or other illegal acts, computer viruses, or other causes. Our business could be significantly hurt from these delays, errors, failures or faults including as a result of:

  •
  service interruptions;

  •
  exposure to customer liability;

  •
  the inability to install new service;

  •
  the unavailability of employees necessary to provide services;

  •
  the delay in the completion of other corporate functions such as issuing bills and the preparation of financial statements; or

  •
  the need for expensive modifications to our systems and infrastructure.

Failure to develop and introduce new services could affect our ability to compete in the industry.

              We continuously develop, test and introduce new communications services that are delivered over our communications network. These new services are intended to allow us to address new segments of the communications marketplace and to compete for additional customers. In certain instances, the introduction of new services requires the successful development of new technology. To the extent that upgrades of existing technology are required for the introduction of new services, the success of these upgrades may be dependent on reaching mutually-acceptable terms with vendors and on vendors meeting their obligations in a timely manner. In addition, new service offerings may not be widely accepted by our customers. If our new service offerings are not widely accepted by our customers, we may terminate those service offerings and we may be required to impair any assets or technology used to develop or offer those services. If we are not able to successfully complete the development and introduction of new services in a timely manner, our business could be materially adversely affected.

There is no guarantee that we will be successful in increasing sales of our content distribution service offering.

              As we believe that one of the largest sources of future incremental demand for our communications services will be derived from customers that are seeking to distribute their video, feature rich content or applications over the Internet, we purchased our content distribution network or CDN assets in 2007. Although we have sold high speed Internet access, transport and colocation services since the late 1990's, we have only been selling our CDN services since January 2007. As a result, there are many difficulties that we may encounter, including customer acceptance, customer support system development issues, intellectual property matters, technological issues, developmental constraints and other problems that we may not anticipate. There is no guarantee that we will be successful in generating significant revenues from our CDN service offering.

Rapid technological changes can lead to further competition.

              The communications industry is subject to rapid and significant changes in technology. In addition, the introduction of new services or technologies, as well as the further development of existing services and technologies may reduce the cost or increase the supply of certain services similar to those that we provide. As a result, our most significant competitors in the future may be new entrants to the communications industry. These new entrants may not be burdened by an installed base of outdated equipment or obsolete technology. Our future success depends, in part, on our ability to anticipate and adapt in a timely manner to technological changes. Failure to do so could have a material adverse effect on our business.

During our communications business operating history we have generated substantial net operating losses and we expect to continue to generate net operating losses.

              Our expenditures combined with non-cash compensation expense as well as depreciation and amortization expense could result in substantial net losses for the near future. For the fiscal years ended December 31, 2009 and December 31, 2008, we incurred net losses of approximately $618 million and $318 million, respectively. We expect to continue to experience net losses and we may not be able to achieve or sustain profitability in the future. Continued net losses could limit our ability to obtain the cash needed to expand our network, make interest and principal payments on our debt, or fund other business needs.

              We will need to continue to expand and adapt our network in order to remain competitive, which may require significant additional funding. Additional expansion and adaptations of our communications network's electronic and software components will be necessary in order to respond to:

  •
  growing number of customers;

  •
  the development and launching of new services;

  •
  increased demands by customers to transmit larger amounts of data;

  •
  changes in customers' service requirements;

  •
  technological advances by competitors; and

  •
  governmental regulations.

              Future expansion or adaptation of our network will require substantial additional financial, operational and managerial resources, which may not be available at the time. If we are unable to expand or adapt our network to respond to these developments on a timely basis and at a commercially reasonable cost, our business will be materially adversely affected.

The market prices for certain of our communications services have decreased in the past and may decrease in the future, resulting in lower revenue than we anticipate.

              Over the past few years, the market prices for certain of our communications services have decreased. These decreases resulted from downward market pressure and other factors including:

  •
  technological changes and network expansions which have resulted in increased transmission capacity available for sale by us and by our competitors;

  •
  some of our customer agreements contain volume-based pricing or other contractually agreed-upon decreases in prices during the term of the respective agreements; and

  •
  some of our competitors have been willing to accept smaller operating margins in the short term in an attempt to increase long-term revenues.

              In order to retain customers and revenue, we often must reduce prices in response to market conditions and trends. As our prices for some of our communications services decrease, our operating results may suffer unless we are able to either reduce our operating expenses or increase traffic volume from which we can derive additional revenue.

              We also expect revenue from our managed modem services to continue to decline primarily as a result of end users migrating to broadband services.

The need to obtain additional capacity for our network from other providers increases our costs.

              We use network resources owned by other companies for portions of our network. We obtain the right to use such network portions, including both telecommunications capacity and rights to use dark fiber, through operating leases and IRU agreements. In several of those agreements, the counter party is responsible for network maintenance and repair. If a counter party to a lease or IRU suffers financial distress or bankruptcy, we may not be able to enforce our rights to use these network assets or, even if we could continue to use these network assets, we could incur material expenses related to maintenance and repair. We could also incur material expenses if we were required to locate alternative network assets. We may not be successful in obtaining reasonable alternative network assets if needed. Failure to obtain usage of alternative network assets, if necessary, could have a material adverse effect on our ability to carry on business operations. In addition, some of our agreements with other providers require the payment of amounts for services whether or not those services are used.

              In the normal course of business, we need to enter into interconnection agreements with many domestic and foreign local telephone companies, but we are not always able to do so on favorable terms. Costs of obtaining local service from other carriers comprise a significant proportion of the operating expenses of long distance carriers. Similarly, a large proportion of the costs of providing international service consists of payments to other carriers. Changes in regulation, particularly the regulation of local and international telecommunication carriers, could indirectly, but significantly, affect our competitive position. These changes could increase or decrease the costs of providing our services.

We may be unable to hire and retain sufficient qualified personnel; the loss of any of our key executive officers could adversely affect our business.

              We believe that our future success will depend in large part on our ability to attract and retain highly skilled, knowledgeable, sophisticated and qualified managerial, professional and technical personnel. We have experienced significant competition in attracting and retaining personnel who possess the skills that we are seeking. As a result of this significant competition, we may experience a shortage of qualified personnel.

              Our businesses are managed by a small number of key executive officers, including James Q. Crowe, Chief Executive Officer. The loss of any of these key executive officers could have a material adverse effect on our business.

We must obtain and maintain permits and rights-of-way to operate our network.

              If we are unable, on acceptable terms and on a timely basis, to obtain and maintain the franchises, permits and rights-of-way needed to expand and operate our network, our business could be materially adversely affected. In addition, the cancellation or non-renewal of the franchises, permits or rights-of-way that are obtained could materially adversely affect our business. Our communications operating subsidiaries are defendants in several lawsuits that, among other things, challenge the subsidiaries' use of rights-of-way. The plaintiffs have sought to have these lawsuits certified as class actions. It is possible that additional suits challenging use of our rights-of-way will be filed and that those plaintiffs also may seek class certification. The outcome of such litigation may increase our costs and adversely affect our operating results.

Termination of relationships with key suppliers could cause delay and additional costs.

              Our business is dependent on third-party suppliers for fiber, computers, software, optronics, transmission electronics and related components as well as providers of network colocation facilities that are integrated into our network, some of which are critical to the operation of our business. If any of these critical relationships is terminated, a supplier either exits or curtails its business as a result of the current economic conditions, a supplier fails to provide critical services or equipment, or the supplier is forced to stop providing services due to legal constraints, such as patent infringement, and we are unable to reach suitable alternative arrangements quickly, we may experience significant additional costs or we may not be able to provide certain services to customers. If that happens, our business could be materially adversely affected.

AT&T and Verizon may not provide us local access services at prices that allow us to effectively compete.

              We acquire a significant portion of our local access services, the connection between our owned network and the customer premises, from incumbent local exchange carriers or ILECs. With the recent acquisitions by AT&T and Verizon, the ILECs now compete directly with our business and may have a tendency to favor themselves and their affiliates to our detriment. Network access represents a very large portion of our total costs and if we face less favorable pricing and provisioning, we may be at a competitive disadvantage to the ILECs.

We may be liable for the information that content owners or distributors distribute over our network.

              The law relating to the liability of private network operators for information carried on or disseminated through their networks is still unsettled. While we disclaim any liability for third-party content in our services agreements, we may become subject to legal claims relating to the content disseminated on our network, even though such content is owned or distributed by our customers or a customer of our customers. For example, lawsuits may be brought against us claiming that material distributed using our network was inaccurate, offensive or violated the law or the rights of others. Claims could also involve matters such as defamation, invasion of privacy and copyright infringement. In addition, the law remains unclear over whether content may be distributed from one jurisdiction, where the content is legal, into another jurisdiction, where it is not. Companies operating private networks have been sued in the past, sometimes successfully, based on the nature of material distributed, even if the content is not owned by the network operator and the network operator has no knowledge of the content or its legality. It is not practical for us to monitor all of the content which is distributed using our network. If we need to take costly measures to reduce our exposure to these risks, or are required to defend ourself against such claims, our financial results could be negatively affected.

We are subject to significant regulation that could change in an adverse manner.

              Communications services are subject to significant regulation at the federal, state, local and international levels. These regulations affect our business and our existing and potential competitors. Delays in receiving required regulatory approvals (including approvals relating to acquisitions or financing activities), completing interconnection agreements with other carriers, or the enactment of new and adverse regulations or regulatory requirements may have a material adverse effect on our business. In addition, future legislative, judicial and regulatory agency actions could have a material adverse effect on our business.

              Federal legislation provides for a significant deregulation of the U.S. telecommunications industry, including the local exchange, long distance and cable television industries. This legislation remains subject to judicial review and additional Federal Communications Commission, or FCC, rulemaking. As a result, we cannot predict the legislation's effect on our future operations. Many regulatory actions are under way or are being contemplated by federal and state authorities regarding important issues. These actions could have a material adverse effect on our business.

Changes in regulations affecting commercial power providers may increase our costs.

              In the normal course of business, we need to enter into agreements with many providers of commercial power for our office, network and Gateway facilities. Costs of obtaining commercial power can comprise a significant component of our operating expenses. Changes in regulations that affect commercial power providers, particularly regulations related to the control of greenhouse gas emissions or other climate change related matters, could affect the costs of commercial power, which may increase the costs of providing our services and may adversely affect our operating results.

The laws in certain countries currently do not permit us to offer services directly in those countries.

              Ownership of telecommunications facilities that originate or terminate traffic in certain countries, such as Canada and China, is currently limited to nationals of those countries. This restriction hinders our entry into those markets.

Potential regulation of Internet service providers in the United States could adversely affect our operations.

              The FCC has, to date, treated Internet service providers as enhanced service providers. In addition, Congress has, to date, not sought to heavily regulate the provision of IP-based services. Both Congress and the FCC are considering proposals that involve greater regulation of IP-based service providers. Depending on the content and scope of any regulations, the imposition of such regulations could have a material adverse effect on our business and the profitability of our services.

The communications industry is highly competitive with participants that have greater resources and a greater number of existing customers.

              The communications industry is highly competitive. Many of our existing and potential competitors have financial, personnel, marketing and other resources significantly greater than ours. Many of these competitors have the added competitive advantage of a larger existing customer base. In addition, significant new competition could arise as a result of:

  •
  the consolidation in the industry;

  •
  allowing foreign carriers to more extensively compete in the U.S. market;

  •
  further technological advances; and

  •
  further deregulation and other regulatory initiatives.

              If we are unable to compete successfully, our business could be significantly affected.

We may be unable to successfully identify, manage and assimilate future acquisitions, investments and strategic alliances, which could adversely affect our results of operations.

              We continually evaluate potential investments and strategic opportunities to expand our network, enhance connectivity and add traffic to our network. In the future, we may seek additional investments, strategic alliances or similar arrangements, which may expose us to risks such as:

  •
  the difficulty of identifying appropriate investments, strategic allies or opportunities on terms acceptable to us;

  •
  the possibility that senior management may be required to spend considerable time negotiating agreements and monitoring these arrangements;

  •
  potential regulatory issues applicable to the telecommunications business;

  •
  the loss or reduction in value of the capital investment;

  •
  our inability to capitalize on the opportunities presented by these arrangements; and

  •
  the possibility of insolvency of a strategic ally.

              There can be no assurance that we would successfully overcome these risks or any other problems encountered with these investments, strategic alliances or similar arrangements.

    Other Operations

Environmental liabilities from our historical operations could be material.

              There could be environmental liabilities arising from historical operations of our predecessors, for which we may be liable. Our operations and properties are subject to a wide variety of laws and regulations relating to environmental protection, human health and safety. These laws and regulations include those concerning the use and management of hazardous and non-hazardous substances and wastes. We have made and will continue to make significant expenditures relating to our environmental compliance obligations. Despite our best efforts, we may not at all times be in compliance with all of these requirements.

              In connection with certain historical operations, we have responded to or been notified of potential environmental liability at approximately 150 properties as of February 15, 2010. We are engaged in addressing or have liquidated environmental liabilities at 74 of those properties. Of these: (a) we have formal commitments or other potential future costs at 15 sites; (b) there are 10 sites with minimal future costs; (c) there are 14 sites with unknown future costs and (d) there are 35 sites with no likely future costs. The remaining properties have been dormant for several years. We could be held liable, jointly or severally, and without regard to fault, for such investigation and remediation. The discovery of additional environmental liabilities related to historical operations or changes in existing environmental requirements could have a material adverse effect on our business.

Potential liabilities and claims arising from coal operations could be significant.

              Our coal operations are subject to extensive laws and regulations that impose stringent operational, maintenance, financial assurance, environmental compliance, reclamation, restoration and closure requirements. These requirements include those governing air and water emissions, waste disposal, worker health and safety, benefits for current and retired coal miners, and other general permitting and licensing requirements. Despite our best efforts, we may not at all times be in compliance with all of these requirements. Liabilities or claims associated with this non-compliance could require us to incur material costs or suspend production. Mine reclamation costs that exceed reserves for these matters also could require us to incur material costs.

Increased regulation of greenhouse gas ("GHG") emissions may adversely affect demand for coal.

              Present and proposed regulation of GHG emissions on the state, regional, national and international level has typically included requirements applicable to the utility sector and coal-fired power plants. Therefore, such regulation could adversely affect the demand for coal in coming years, particularly from our utility customers. This could have an adverse effect on our operating results.

    General

If we are unable to comply with the restrictions and covenants in our debt agreements, there would be a default under the terms of these agreements and this could result in an acceleration of payment of funds that have been borrowed.

              If we were unable to comply with the restrictions and covenants in any of our debt agreements, there would be a default under the terms of those agreements. As a result, borrowings under other debt instruments that contain cross-acceleration or cross-default provisions may also be accelerated and become due and payable. If any of these events occur, there can be no assurance that we would be able to make necessary payments to the lenders or that we would be able to find alternative financing. Even if we were able to obtain alternative financing, there can be no assurance that it would be on terms that are acceptable.

We have substantial debt, which may hinder our growth and put us at a competitive disadvantage.

              Our substantial debt may have important consequences, including the following:

  •
  the ability to obtain additional financing for acquisitions, working capital, investments and capital or other expenditures could be impaired or financing may not be available on acceptable terms;

  •
  a substantial portion of our cash flows will be used to make principal and interest payments on outstanding debt, reducing the funds that would otherwise be available for operations and future business opportunities;

  •
  a substantial decrease in cash flows from operating activities or an increase in expenses could make it difficult to meet debt service requirements and force modifications to operations;

  •
  we have more debt than certain of our competitors, which may place us at a competitive disadvantage; and

  •
  substantial debt may make us more vulnerable to a downturn in business or the economy generally.

              We had substantial deficiencies of earnings to cover fixed charges of approximately $406 million for the six months ended June 30, 2010, $264 million for the six months ended June 30, 2009, $617 million for the fiscal year ended December 31, 2009, $264 million for the fiscal year ended December 31, 2008, $1.1 billion for the fiscal year ended December 31, 2007, $742 million for the fiscal year ended December 31, 2006 and $647 million for the fiscal year ended December 31, 2005.

We may not be able to repay our existing debt; failure to do so or refinance the debt could prevent us from implementing our strategy and realizing anticipated profits.

              If we were unable to refinance our debt or to raise additional capital on acceptable terms, our ability to operate our business would be impaired. As of June 30, 2010, we had an aggregate of approximately $6.4 billion of future maturities of our long-term debt on a consolidated basis including current maturities, capital leases and our commercial mortgage, and excluding premiums and discounts, and approximately $15 million of our stockholders' equity. Of this long-term debt, approximately

$39 million is due to mature in 2010, approximately $199 million is due to mature in 2011 and approximately $298 million is due to mature in 2012, in each case excluding debt discounts, premiums and fair value adjustments.

              Our ability to make interest and principal payments on our debt and borrow additional funds on favorable terms depends on the future performance of the business. If we do not have enough cash flow in the future to make interest or principal payments on our debt, we may be required to refinance all or a part of our debt or to raise additional capital. We cannot be sure that we will be able to refinance our debt or raise additional capital on acceptable terms.

Restrictions and covenants in our debt agreements limit our ability to conduct our business and could prevent us from obtaining needed funds in the future.

              Our debt and financing arrangements contain a number of significant limitations that restrict our ability to, among other things:

  •
  borrow additional money or issue guarantees;

  •
  pay dividends or other distributions to stockholders;

  •
  make investments;

  •
  create liens on assets;

  •
  sell assets;

  •
  enter into sale-leaseback transactions;

  •
  enter into transactions with affiliates; and

  •
  engage in mergers or consolidations.

The unpredictability of our quarterly results may adversely affect the trading price of our common stock.

              Our revenue and operating results will vary significantly from quarter to quarter due to a number of factors, many of which are outside of our control and any of which may cause the price of our common stock to fluctuate. The primary factors, among other things, that may affect our quarterly results include the following:

  •
  the timing of costs associated with the operation of our business and our integration activities with respect to our recently completed acquisitions;

  •
  demand for communications services;

  •
  loss of customers or the ability to attract new customers;

  •
  changes in pricing policies or the pricing policies of our competitors;

  •
  costs related to acquisitions of technology or businesses;

  •
  changes in regulatory rulings; and

  •
  general economic conditions as well as those specific to the communications and related industries.

              A delay in generating revenue or the timing of recognizing revenue and expenses could cause significant variations in our operating results from quarter to quarter. It is possible that in some future quarters our results may be below analysts and investors expectations. In these circumstances, the price of our common stock will likely decrease.

If certain transactions occur with respect to our capital stock, we may be unable to fully utilize our net operating loss carry forwards to reduce our income taxes.

              As of December 31, 2009, we had net operating loss carry forwards of approximately $5.2 billion for federal income tax purposes. If certain transactions occur with respect to our capital stock that result in a cumulative ownership change of more than 50 percentage points by 5-percent stockholders over a three-year period as determined under rules prescribed by the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations, annual limitations would be imposed with respect to our ability to utilize our net operating loss carry forwards and certain current deductions against any taxable income we achieve in future periods.

              We have entered into transactions over the applicable three year period that, when combined with other changes in ownership that are outside of our control, have resulted in cumulative changes in the ownership of our capital stock. Additional transactions that we enter into, including those contemplated by this offering, as well as transactions by existing 5% stockholders and transactions by holders that become new 5% stockholders that we do not participate in, could cause us to incur a 50 percentage point ownership change by 5% stockholders and, if we trigger the above-noted Code imposed limitations, such transactions would prevent us from fully utilizing net operating loss carry forwards and certain current deductions to reduce income taxes.

Increased scrutiny of financial disclosure, particularly in the telecommunications industry in which we operate, could adversely affect investor confidence and any restatement of earnings could increase litigation risks and limit our ability to access the capital markets.

              Congress, the SEC, other regulatory authorities and the media are intensely scrutinizing a number of financial reporting issues and practices. If we were required to restate our financial statements as a result of a determination that we had incorrectly applied generally accepted accounting principles or as a result of other factors or errors, that restatement could adversely affect our ability to access the capital markets or the trading price of our securities. The recent scrutiny regarding financial reporting has also resulted in an increase in litigation. There can be no assurance that any such litigation against us would not materially adversely affect our business or the trading price of our securities.

Terrorist attacks and other acts of violence or war may adversely affect the financial markets and our business.

              There can be no assurance that there will not be future terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly affect our physical facilities or those of our customers. These events could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and world financial markets and economy. Any of these occurrences could materially adversely affect our business.

Our international operations and investments expose us to risks that could materially adversely affect the business.

              We have operations and investments outside of the United States, as well as rights to undersea cable capacity extending to other countries, that expose us to risks inherent in international operations. These include:

  •
  general economic, social and political conditions;

  •
  the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

  •
  tax rates in some foreign countries may exceed those in the U.S.;

  •
  foreign currency exchange rates may fluctuate, which could adversely affect our results of operations and the value of our international assets and investments;

  •
  foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

  •
  difficulties and costs of compliance with foreign laws and regulations that impose restrictions on our investments and operations, with penalties for noncompliance, including loss of licenses and monetary fines;

  •
  difficulties in obtaining licenses or interconnection arrangements on acceptable terms, if at all; and

  •
  changes in U.S. laws and regulations relating to foreign trade and investment.

Risks Related to an Investment in the Notes and our Common Stock

Our subsidiaries must make payments to us in order for us to make payments on the notes.

              We are a holding company with no material assets other than the stock of our subsidiaries. Accordingly, we depend upon dividends, loans or other distributions from our subsidiaries to generate the funds necessary to meet our financial obligations, including our obligations to pay you as a holder of notes. Our subsidiaries may not generate earnings sufficient to enable them to meet their payment obligations. Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on our debt or to make funds available to us for such payment. Future debt of certain of our subsidiaries, including any debt outstanding under the credit facility, may prohibit the payment of dividends or the making of loans or advances to us. In addition, the ability of such subsidiaries to make such payments, loans or advances is limited by the laws of the relevant jurisdictions in which such subsidiaries are organized or located. In certain circumstances, the prior or subsequent approval of such payments, loans or advances is required from applicable regulatory bodies or other governmental entities.

Because the notes will be structurally subordinated to the obligations of our subsidiaries, you may not be fully repaid if we become insolvent.

              Substantially all of our operating assets are held directly by our subsidiaries. Holders of any preferred stock of any of our subsidiaries and creditors of any such subsidiary, including trade creditors, have and will have claims relating to the assets of that subsidiary that are senior to the notes. That is, the notes will be structurally subordinated to the debt, preferred stock and other obligations of our subsidiaries. As of the date of this prospectus supplement, holders of the notes will have no claims to the assets of any of our subsidiaries. As of June 30, 2010, our subsidiaries had approximately $5.8 billion in aggregate indebtedness and other balance sheet liabilities excluding deferred revenue and intercompany liabilities, all of which will be structurally senior to the notes.

We may be unable to generate cash flow from which to make payments on the notes.

              We had substantial deficiencies of earnings to cover fixed charges of approximately $406 million for the six months ended June 30, 2010, $264 million for the six months ended June 30, 2009, $617 million for the fiscal year ended December 31, 2009, $264 million for the fiscal year ended December 31, 2008, $1.1 billion for the fiscal year ended December 31, 2007, $742 million for the fiscal year ended December 31, 2006 and $647 million for the fiscal year ended December 31, 2005. We may not become profitable or sustain profitability in the future. Accordingly, we may not have access to sufficient funds to make payments on the notes.

Our credit agreement may prohibit us from making payment on the notes.

              Our credit agreement effectively limits our ability to make payments on any outstanding indebtedness other than regularly scheduled interest and principal payments as and when due. As a result, our credit agreement could prohibit us from making any payment on the notes in the event that the notes are accelerated or the holders thereof require us to repurchase the notes upon the occurrence of a designated event, upon a change in control or termination of trading, if applicable. Any such failure to make payments on the notes would cause us to default under our indentures, which in turn is likely to be a default under the credit agreement and other outstanding and future indebtedness.

Because the notes that you hold are unsecured, you may not be fully repaid if we become insolvent.

              The notes will not be secured by any of our assets. The notes will be effectively junior to secured obligations incurred under existing and future credit facilities, including the guarantee of our obligations under the credit facility, receivables and purchase money indebtedness, capitalized leases and certain other arrangements that are secured. The indenture under which the notes will be issued contains no restrictions on the amount of additional indebtedness we may incur, and the indenture restricts but does not prohibit the amount of our future indebtedness (excluding our subsidiaries) that may be secured. If we become insolvent, the holders of any secured debt would receive payments from the assets used as security before you receive payments.

We have substantial existing debt and could incur substantial additional debt, so we may be unable to make payments on the notes.

              As of June 30, 2010, on an as adjusted basis after giving effect to this offering, aggregate future maturities of long-term debt, capital leases and our commercial mortgage (excluding debt discounts, premiums and fair value adjustments) would approximate $6.541 billion, and we would have had approximately $15 million of stockholders' equity. The indenture relating to the notes and each issue of our outstanding notes permit us to incur substantial additional debt. A substantial level of debt makes it more difficult for us to repay you. Substantial amounts of our existing debt will, and our future debt may, mature prior to the notes.

If we experience a change in control or termination of trading, we may be unable to purchase the notes you hold as required under the indenture relating to the notes.

              Upon the occurrence of certain designated events, we must make an offer to purchase all outstanding notes at a purchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon (if any). We may not have sufficient funds to pay the purchase price for all the notes tendered by holders seeking to accept the offer to purchase. In addition, the indenture relating to the notes and our other debt agreements may require us to repurchase the other debt upon a change in control or termination of trading or may prohibit us from purchasing any notes before their stated maturity, including upon a change in control or termination of trading.

The make whole premium that may be payable upon conversion in connection with a change in control may not adequately compensate you for the lost option time value of your notes as a result of such change in control.

              If you convert notes in connection with certain changes in control, we may be required to pay a make whole premium by increasing the conversion rate applicable to your notes, as described under "Description of the Notes—Make Whole Premium upon Change in Control". While these increases in the applicable conversion rate are designed to compensate you for the lost option time value of your notes as a result of such a change in control, such increases are only an approximation of such lost value and may not adequately compensate you for such loss. In addition, even if such a change in control occurs, in some cases described below under "Description of the Notes—Make Whole Premium upon Change in Control", there will be no such make whole premium.

The conversion rate of the notes may not be adjusted for all dilutive events.

              The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, share splits, share combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of the Notes—Conversion Rate Adjustments". However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

We do not expect a public market to develop for the notes, which could limit their market price or your ability to sell them.

              The notes will be a new issue of securities for which we do not expect a trading market. As a result, we cannot provide any assurances that a market will develop for the notes or that you will be able to sell your notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interests rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Historically, the market for convertible debt has been subject to disruptions that have caused substantial fluctuations in the prices of the securities. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.

              We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system, respectively.

The price of the notes may fluctuate significantly as a result of the volatility of the price of our common stock.

              Because the notes will be convertible into shares of our common stock, price volatility, depressed stock prices and other factors affecting our common stock could have a similar effect on the trading price of the notes. The market price of our common stock has been subject to volatility and, in the future, the market price of our common stock and the notes may fluctuate substantially. Since January 1, 2009, our stock has had a high and low last reported sale price on the Nasdaq Global Select Market of $1.75 and $0.60, respectively. Fluctuations in the market price of our common stock may be due to a variety of factors, including:

  •
  the depth and liquidity of the trading market for our common stock;

  •
  quarterly variations in actual or anticipated operating results;

  •
  changes in estimated earnings by securities analysts;

  •
  market conditions in the communications and information services industry;

  •
  announcement and performance by competitors;

  •
  regulatory actions; and

  •
  general economic conditions.

              In addition, if you convert any notes, the value of the common stock you receive may fluctuate significantly. The terms of our debt agreements restrict us from making payments with respect to our common stock.

              Our ability to pay cash dividends on, or repurchase shares of, our common stock is limited under the terms of our credit agreement and indentures. We do not currently intend to pay any cash dividends in the foreseeable future.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.

              We may issue equity in the future in connection with acquisitions or strategic transactions, to adjust our ratio of debt to equity, including through repayment of outstanding debt, to fund expansion of our operations or for other purposes. To the extent we issue additional equity securities, the percentage ownership of our existing stockholders would be reduced.

You will experience immediate dilution if you convert your notes into common stock because the per share conversion price of your notes is higher than the net tangible book value per share of our common stock as of the date of this prospectus supplement.

              If you convert your notes into shares of common stock, you will experience immediate dilution because the per share conversion price of your notes is higher than the net tangible book value per share of the outstanding common stock immediately after this offering. In addition, you will also experience dilution when we issue additional shares of common stock that we are permitted or required to issue under options, warrants, our stock option plan or other employee or director compensation plans.

If a large number of shares of our common stock is sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital.

              We cannot predict what effect, if any, future issuances by us of our common stock will have on the market price of our common stock. In addition, shares of our common stock that we issue in connection with an acquisition may not be subject to resale restrictions. The market price of our common stock could drop significantly if large holders of our common stock, or recipients of our common stock in connection with an acquisition, sell all or a significant portion of their shares of common stock or are perceived by the market as intending to sell these shares other than in an orderly manner. In addition, these sales could impair our ability to raise capital through the sale of additional common stock in the capital markets.

Anti-takeover provisions in our charter and by-laws could limit the share price and delay a change of management.

              Our restated certificate of incorporation and amended and restated by-laws contain provisions that could make it more difficult or even prevent a third party from acquiring us without the approval of our incumbent board of directors. These provisions, among other things:

  •
  prohibit stockholder action by written consent in place of a meeting;

  •
  limit the right of stockholders to call special meetings of stockholders;

  •
  limit the right of stockholders to present proposals or nominate directors for election at annual meetings of stockholders; and

  •
  authorize the board of directors to issue preferred stock in one or more series without any action on the part of stockholders.

              In addition, the terms of most of our long term debt require that upon a "change of control", as defined in the agreements that contain the terms and conditions of the long term debt, we make an offer to purchase the outstanding long term debt at either 100% or 101% of the aggregate principal amount of that long term debt.

              These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock and significantly impede the ability of the holders of our common stock to change management. Provisions and agreements that inhibit or discourage takeover attempts could reduce the market value of our common stock.

The market price of our common stock has been volatile and, in the future, the market price of our common stock may fluctuate substantially due to a variety of factors.

              The market price of our common stock has been subject to volatility and, in the future, the market price of our common stock may fluctuate substantially due to a variety of factors, including:

  •
  the depth and liquidity of the trading market for our common stock;

  •
  quarterly variations in actual or anticipated operating results;

  •
  changes in estimated earnings by securities analysts;

  •
  market conditions in the communications and information services industries;

  •
  announcement and performance by competitors;

  •
  regulatory actions; and

  •
  general economic conditions.

              In addition, in recent months the stock market generally has experienced significant price and volume fluctuations. Those market fluctuations could have a material adverse effect on the market price or liquidity of our common stock.

If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

              If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your notes. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock to you in exchange for your notes, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

Recent developments in the convertible debt markets may adversely affect the market value of the notes.

              Governmental actions that interfere with the ability of convertible debt investors to effect short sales of the underlying shares of our common stock could significantly affect the market value of the notes. Such government actions would make the convertible arbitrage strategy that many convertible debt investors employ difficult to execute for outstanding convertible notes of any company whose shares of common stock are subject to such actions. At an open meeting on February 24, 2010, the SEC adopted a new short sale price test, which took effect on May 10, 2010 through an amendment to Rule 201 of Regulation SHO. The new Rule 201 restricts short selling only when a stock price has triggered a circuit breaker by falling at least 10 percent from the previous day's closing price, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. To the extent that such new price test precludes convertible notes investors from executing the convertible arbitrage strategy that they employ or other limitations are instituted by the SEC or any other regulatory agencies, the market value of the notes could be adversely affected.

Certain Non-U.S. Holders may be subject to adverse U.S. federal income tax considerations

              Generally, if a Non-U.S. Holder who owns (i) notes (or common stock received upon conversion of those notes) with a value exceeding 5% of the total value of all of our outstanding common stock, or (ii) if the notes were considered to be "regularly traded" on an "established securities market" within the meaning of the Treasury Regulations, notes with a value exceeding 5% of the total value of all outstanding notes, disposes of a note (or common stock received upon conversion of a note), such holder may be subject to U.S. federal income or withholding tax on any gain recognized on the disposition as income effectively connected with a U.S. trade or business if we were a "U.S. real property holding corporation" at any time during the shorter of the five years before the disposition or the holding period of the holder. In addition, if our common stock is not considered to be regularly traded on an established securities market at such time, a Non-U.S. Holder may be subject to such tax on any gain recognized on the disposition of a note (or common stock received upon conversion of a note) without regard to the value of the common stock owned by such holder. We may be, or may become, a U.S. real property holding corporation. See "Material U.S. Federal Tax Considerations".

USE OF PROCEEDS

              We estimate that the net proceeds from this offering will be approximately $169 million (or approximately $195 million if the underwriters' option to purchase additional notes is exercised in full). We intend to use the net proceeds from this offering for general corporate purposes including working capital, capital expenditures and the potential repurchase or redemption of our 5.25% Convertible Senior Notes due 2011 and other existing indebtedness from time to time.

 CAPITALIZATION

              The following table sets forth our cash and cash equivalents, restricted cash and securities and our consolidated capitalization as of June 30, 2010. Our consolidated capitalization is presented (i) on an actual basis and (ii) on an as adjusted basis to give effect to the issuance of the notes in this offering (assuming no exercise of the underwriters' overallotment option).

	As of June 30, 2010
	Actual	As Adjusted for this Offering
(unaudited, dollars in millions)
Cash and cash equivalents	$442	$611
Restricted cash and securities (includes noncurrent)	121	121

Total cash, cash equivalents and restricted cash and securities	$563	$732

Current portion of long-term debt	$41	$41
Long-term debt less current portion
6.5% Convertible Senior Notes due 2016 offered by this prospectus supplement	—	175
Long-term debt, less current portion	6,223	6,223

Total long-term debt, less current portion	6,223	6,398
Stockholders' equity
Preferred stock, $.01 par value; authorized 10,000,000 shares; no shares outstanding, actual and as adjusted	—	—
Common stock, $.01 par value, authorized 2,900,000,000 shares: 1,661,809,392 shares outstanding actual and as adjusted	17	17
Additional paid-in capital	11,584	11,584
Accumulated other comprehensive loss	(122)	(122)
Accumulated deficit	(11,464)	(11,464)

Total stockholders' equity	15	15

Total capitalization	$6,279	$6,454

 RATIO OF EARNINGS TO FIXED CHARGES

              Our ratio of earnings to fixed charges for each of the periods indicated are as follows:

(Unaudited) Six Months Ended June 30,		Fiscal Year Ended December 31,
2010	2009	2009	2008	2007	2006	2005
—	—	—	—	—	—	—

              For this ratio, earnings consist of earnings (loss) before income taxes, noncontrolling interests and discontinued operations, plus fixed charges (excluding capitalized interest but including amortization of capitalized interest). Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor. We had deficiencies of earnings to fixed charges of approximately $406 million for the six months ended June 30, 2010, $264 million for the six months ended June 30, 2009, $617 million for the fiscal year ended December 31, 2009, $264 million for the fiscal year ended December 31, 2008, $1.1 billion for the fiscal year ended December 31, 2007, $742 million for the fiscal year ended December 31, 2006 and $647 million for the fiscal year ended December 31, 2005.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

              Our common stock is quoted on the Nasdaq Global Select Market under the symbol "LVLT". As of September 10, 2010 there were approximately 8,031 holders of record of our common stock. The table below sets forth, for the calendar quarters indicated, the high and low per share sale prices of our common stock as reported by the Nasdaq Global Select Market.

	High	Low
Year Ended December 31, 2008
First Quarter	$3.53	$1.68
Second Quarter	4.48	1.96
Third Quarter	3.90	2.44
Fourth Quarter	2.75	0.57
Year Ended December 31, 2009
First Quarter	1.65	0.60
Second Quarter	1.77	0.87
Third Quarter	1.72	1.11
Fourth Quarter	1.54	1.16
Year Ended December 31, 2010
First Quarter	1.77	1.24
Second Quarter	1.77	1.07
Third Quarter (through September 14, 2010)	1.20	0.95

              On September 14, 2010, the last reported sale price of our common stock on the Nasdaq Global Select Market was $0.95 per share. We urge you to obtain current stock price quotations for our common stock from a newspaper, the Internet or your broker.

              We intend to retain future earnings for use in our business and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, our indentures and senior secured credit facility contain limits on our ability to declare and pay cash dividends.

DESCRIPTION OF THE NOTES

              The notes will be issued under an indenture dated as of December 24, 2008 between us and The Bank of New York Mellon, as trustee, as supplemented by a supplemental indenture to be dated as of the date of original issuance of the notes. We refer to the indenture, as supplemented by the supplemental indenture, as the "indenture". The terms of the notes include those provided in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

              This section is only a summary; it does not describe every aspect of the notes. The notes will be Debt Securities, as such term is defined in the accompanying prospectus. The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities in the accompanying prospectus, to which description we refer you.

              This summary is subject to and qualified in its entirety by reference to the Trust Indenture Act and to all the provisions of the indenture governing the notes, including definitions of some terms used in the indenture. The indenture is governed by the Trust Indenture Act. In this summary, we use capitalized terms to signify defined terms that have been given special meaning in the indenture. We do not describe the meaning of all defined terms. Whenever we refer to particular defined terms of the indenture in this prospectus supplement, these defined terms are incorporated by reference in this prospectus supplement. We urge you to read the indenture because it, not this description, defines your rights as a holder of the notes. A copy of the indenture is available as set forth under "Where You Can Find More Information."

              For purposes of this "Description of the Notes," the words "Company," "Level 3," "we," "us," and "our" refer only to Level 3 Communications, Inc. and do not include its subsidiaries except for purposes of financial data on a consolidated basis.

General

              The notes initially will be limited to $175,000,000 aggregate principal amount or $201,250,000 aggregate principal amount if the underwriters' option to purchase additional notes is exercised in full. The notes will mature on October 1, 2016, unless earlier purchased by us or converted. The notes will only be issued in denominations of $1,000 and multiples of $1,000. The notes will be convertible by holders into shares of our common stock as described under "—Conversion Rights" below.

              The notes will bear interest at the rate of 6.5% per year from the date of issuance. Interest is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2011 to holders of record at the close of business on the preceding March 15 and September 15, respectively. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion or purchase by us at the option of the holder upon a designated event, interest will cease to accrue on the applicable notes under the terms of and subject to the conditions of the indenture.

              Principal will be payable, and the notes may be presented for conversion, registration of transfer and exchange, without service charge, at our office or agency, which will initially be the office or agency of the trustee in New York, New York.

              We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount; provided, however, that no such additional notes may be issued under the indenture unless fungible with the notes offered hereby for U.S. federal income tax purposes. The notes and any additional notes will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments and offers to purchase.

              The indenture does not contain any financial covenants or any restrictions on the payment of dividends, the repurchase of our securities or the incurrence of indebtedness other than as described under "—Limitation on Liens" below. The indenture also does not contain any covenants or other provisions to afford protection to holders of the notes in the event of a highly leveraged transaction or a change in control of us, except to the extent described under "—Purchase at Option of Holders upon a Designated Event" below.

              If any interest payment date or maturity date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the interest payment date or maturity date, as the case may be, to the date of that payment on the next succeeding business day. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or required by law, regulation or executive order to close.

              We will not pay any additional amounts on the notes to compensate any beneficial owner for any U.S. tax withheld from payments of principal, interest, or premium, if any, on the notes.

              Unless specifically provided otherwise, when we use the term "holder" in this prospectus supplement, we mean the person in whose name such note is registered in the security register.

Ranking

              The notes will be our unsecured and unsubordinated obligations and will rank equal in right of payment with all of our existing and future unsubordinated indebtedness. As of June 30, 2010, after giving effect to this offering (assuming no exercise of the underwriters' option to purchase additional notes) and the use of proceeds therefrom as set forth under "Use of Proceeds," we would have had approximately $6.443 billion of indebtedness including our guarantee of our subsidiaries' indebtedness but excluding intercompany liabilities. Of such amount, approximately $1.680 billion constituted secured indebtedness consisting of our guarantee of our wholly-owned subsidiary's senior secured credit facility and none of which constituted subordinated indebtedness. The indenture under which the notes will be issued contains no restrictions on the amount of additional indebtedness we may incur, other than as described below under "—Limitation on Liens." The notes are effectively junior to our secured obligations to the extent of the assets securing such obligations. In addition, the notes are structurally subordinated to all indebtedness and other obligations of our subsidiaries. Our subsidiaries are separate legal entities and have no obligation to pay, or make funds available to pay, any amounts due on the notes. As of June 30, 2010, our subsidiaries had approximately $5.8 billion in aggregate indebtedness and other balance sheet liabilities (excluding deferred revenue), but excluding intercompany liabilities, all of which liabilities are structurally senior to the notes. We have guaranteed $4.570 billion of the indebtedness of our subsidiaries and, in the case of our guarantee of the $1.680 billion term loan outstanding under the senior secured credit facility of Level 3 Financing, Inc., have pledged substantially all of our assets to secure such guarantee. See "Risk Factors—Because the notes that you hold are unsecured, you may not be fully repaid if we become insolvent," "Risk Factors—Because the notes will be structurally subordinated to the obligations of our subsidiaries, you may not be fully repaid if we become insolvent," and "Risk Factors—We have substantial existing debt and could incur substantial additional debt, so we may be unable to make payments on the notes."

Conversion Rights

              A holder may convert a note, in integral multiples of $1,000 principal amount, into 809.7166 shares of our common stock per $1,000 principal amount of notes (which is equivalent to a conversion price of approximately $1.235 per share) at any time before the close of business on October 1, 2016, unless such note is earlier purchased by us, redeemed or converted. The conversion rate is subject to adjustment as described below. Except as described below, no cash payment or other adjustment will be made on conversion of any notes for interest accrued thereon or for dividends on any common stock, and our delivery to the holder of the full number of shares of our common stock into which a note is convertible, together with any cash payment for such holder's fractional shares, will be deemed to satisfy our obligation to pay the principal amount of the note and any accrued and unpaid interest. Any accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited.

              If notes are converted after a record date for an interest payment but prior to the next interest payment date, those notes must be accompanied by funds equal to the interest payable to the record holder on the next interest payment date on the principal amount so converted; provided, however, that no such payment need be made (i) if we have specified a designated event purchase date that is during such period, (ii) if we have specified a redemption date during such period, (iii) for conversions following the record date immediately preceding the maturity date of the notes or (iv) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such notes. Accordingly, under those circumstances, the holder of the converted notes will not receive any interest payment for the period from the next preceding interest payment date to the date of conversion. We are not required to issue fractional shares of common stock upon conversion of the notes and instead will either, at our option (i) round such fraction up to the nearest whole number of shares or (ii) pay a cash adjustment based upon the closing sale price per share of our common stock on the last trading day before the date of conversion.

              The "closing sale price" of our common stock on any date means the per share closing sale price (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the Nasdaq Global Select Market or the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on the Nasdaq Global Select Market or listed on a U.S. national or regional securities exchange, as reported by the Nasdaq system or by the National Quotation Bureau Incorporated. In the absence of a quotation, we will determine the closing per share sale price on such basis as we consider appropriate.

              A "trading day" means a day during which trading in the applicable securities generally occurs on the Nasdaq Global Select Market or, if the applicable security is not listed on the Nasdaq Global Select Market, on the New York Stock Exchange or another national or regional securities exchange, or if the applicable security is not listed on the New York Stock Exchange or another national or regional securities exchange, "trading day" means any business day.

              A holder may exercise the right of conversion by delivering the note to be converted to the specified office of the conversion agent, with a completed notice of conversion, together with any funds that may be required as described in the third preceding paragraph. Beneficial owners of interests in a global note may exercise their right of conversion by delivering to The Depository Trust Company (which we refer to as "DTC") the appropriate instruction form for conversion pursuant to DTC's conversion procedures. A notice of conversion can be obtained from the trustee. The conversion date will be the date on which the notes, the notice of conversion and any required funds have been so delivered. A holder delivering a note for conversion will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock for such conversion, but will be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of our common stock in a name other than the holder of the note. Shares of our common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid. If a note is to be converted in part only, a new note or notes equal in principal amount to the unconverted portion of the note surrendered for conversion will be issued.

Conversion Rate Adjustments

              We will adjust the conversion rate from time to time as follows:

  •
  If we pay a dividend or make a distribution to all holders of our common stock in shares of common stock, the conversion rate will be increased so that it equals the rate determined by multiplying the conversion rate in effect at the opening of business on the date following the record date by a fraction, (i) the numerator of which will be the sum of the number of shares of common stock outstanding at the close of business on the record date plus the total number of shares of common stock constituting such dividend or other distribution; and (ii) the denominator of which will be the number of shares of common stock outstanding at the close of business on the record date.

  •
  If we issue to all holders of our common stock certain rights or warrants to subscribe for or purchase our common stock at a price per share that is less than the current market price on the record date of our common stock, the conversion rate will be increased so that it equals the rate determined by multiplying the conversion rate in effect immediately prior to the record date by a fraction, (i) the numerator of which will be the number of shares of common stock outstanding on the record date plus the total number of additional shares of common stock offered for subscription or purchase, and (ii) the denominator of which will be the sum of the number of shares of common stock outstanding at the close of business on the record date plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such current market price.

  •
  If we subdivide our common stock into a greater number of shares of common stock, the conversion rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective will be proportionately increased, and conversely, in case we combine outstanding shares of common stock into a smaller number of shares of common stock, the conversion rate in effect at the opening of business on the day following the day upon which such combination becomes effective will be proportionately reduced.

  •
  If we pay a cash dividend to all holders of our common stock or, by dividend or otherwise, distribute to all holders of our common stock shares of any class of our capital stock, evidences of indebtedness or assets, including cash and securities but excluding rights, warrants and common stock dividends or distributions specified above, then, in each such case (unless we elect to reserve such distribution for distribution to the holders of the notes upon the conversion of the notes so that any such holder converting notes will receive upon such conversion, in addition to the shares of common stock to which such holder is entitled, the amount and kind of such distribution which such holder would have received if such holder had converted its notes into common stock immediately prior to the record date), the conversion rate will be increased so that it equals the rate determined by multiplying the conversion rate in effect on the record date with respect to such distribution by a fraction, (i) the numerator of which will be the current market price of our common stock on such record date; and (ii) the denominator of which will be the current market price of our common stock on such record date less (A) in the case of distributions other than cash, the fair market value (as determined by our board of directors) on the record date of the portion of such distributions applicable to one share of common stock and (B) in the case of distributions of cash, the amount of such distributions applicable to one share of common stock; provided, however, that if the then fair market value (as so determined) of the portion of the distribution so distributed applicable to one share of common stock is equal to or greater than the current market price on the record date, in lieu of the foregoing adjustment, adequate provision will be made so that each holder of notes will have the right to receive upon conversion the amount of distribution such holder would have received had such holder converted each note on the record date. Notwithstanding the foregoing, if we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate will be increased so that it equals the rate determined by multiplying the conversion rate in effect on the record date with respect to such distribution by a fraction (i) the numerator of which will be the sum of (x) the average of the closing sale prices of one share of common stock over the ten consecutive trading day period commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such distribution on the Nasdaq Global Select Market or such other national or regional exchange or market on which the common stock is then listed or quoted and (y) the average fair market value (as determined by the board of directors) over such period of the portion of the distribution applicable to one share of common stock; and (ii) the denominator of which will be the average closing sale price of one share of common stock over such period; provided, however, that we may in lieu of the foregoing adjustment make adequate provision so that each holder of notes will have the right to receive upon conversion the amount of distribution such holder would have received had such holder converted each note on the record date with respect to such distribution.

  •
  If we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the consideration included in the payment per share of common stock has a fair market value (as determined by the board of directors) that as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer exceeds the closing sale price per share of common stock on the trading day next succeeding the last time tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased so that it equals the rate determined by multiplying the conversion rate in effect immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer by a fraction, (i) the numerator of which will be the sum of (x) the fair market value of the aggregate consideration payable to tendering or exchanging stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer and (y) the product of the number of shares of common stock outstanding (less such shares validly tendered or exchanged and not withdrawn as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer) at the last time tenders or exchanges may be made pursuant to such tender or exchange offer and the closing sale price of a share of common stock on the trading day next succeeding the last time on which tenders or exchanges may be made pursuant to such tender or exchange offer, and (ii) the denominator of which will be the number of shares of common stock outstanding (including any tendered or exchanged shares) at the last time tenders or exchanges may be made pursuant to such tender or exchange offer multiplied by the closing sale price of a share of common stock on the trading day next succeeding the last time tenders or exchanges may be made pursuant to such tender or exchange offer.

              If we have a rights plan in effect upon conversion of the notes into common stock, a holder of notes will receive, in addition to the common stock, the rights under the rights plan unless the rights have separated from the common stock at the time of conversion, in which case the conversion rate will be adjusted as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

              "Current market price" means the average of the daily closing sale prices per share of common stock for the ten consecutive trading days immediately preceding the earlier of the date of determination and the trading day before the "ex date" with respect to the issuance, distribution subdivision or combination requiring such computation. For purpose of this paragraph, the term "ex date," (1) when used with respect to any distribution, means the first date on which our common stock trades, regular way, on the relevant exchange or in the relevant market from which the closing sale price was obtained without the right to receive such distribution and (2) when used with respect to any subdivision or combination of shares of common stock, means the first date on which the common stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

              "Record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for the determination of securityholders entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors, by statute, contract or otherwise).

              A holder may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment. See "Material U.S. Federal Tax Considerations."

              We may, from time to time, increase the conversion rate if our board of directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock or rights to purchase common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Material U.S. Federal Tax Considerations."

              We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate; provided that, all such carried forward adjustments will be made (i) at the time we mail a notice of redemption, (ii) on the conversion date of any notes or (iii) at the time we notify holders of notes of a designated event. Except as described above and under "—Make Whole Premium upon Change in Control", we will not adjust the conversion rate for any issuance of our common stock or convertible or exchangeable securities or rights to purchase our common stock or convertible or exchangeable securities.

Recapitalizations, Reclassifications and Changes of Our Common Stock

              In the case of the following events (each, a "business combination"):

  •
  any reclassification of our common stock;

  •
  a consolidation, merger or combination involving us; or

  •
  a sale or conveyance to another person or entity of all or substantially all of our property and assets;

in which holders of our common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, then upon conversion of a holder's notes such holder will be entitled to receive the same type of consideration which such holder would have been entitled to receive if such holder had converted the notes into our common stock immediately prior to such business combination (without giving effect to any adjustment to the conversion rate with respect to a business combination constituting a change in control as described in "—Make Whole Premium upon Change in Control"), except that such holders will not receive a make whole premium if such holder does not convert its notes "in connection with" the relevant change in control. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such business combination, we will make adequate provision whereby the notes shall be convertible from and after the effective date of such business combination into the weighted average of the types and amounts of such consideration received by the holders of our common stock that affirmatively make such an election. We may not become a party to any such transaction unless its terms are consistent with the foregoing provisions. None of the foregoing provisions shall affect the right of a holder of notes to convert its notes into shares of our common stock prior to the effective date of the business combination.

Redemption of Notes at Our Option

              We may not redeem the notes at our option prior to October 1, 2013. If the closing sale price of our common stock has exceeded 150% of the then effective conversion price (calculated by dividing $1,000 by the then applicable conversion rate) for at least 20 trading days in any consecutive 30-day trading period ending on the trading day prior to the mailing of the notice of redemption, we may redeem for cash all or a portion of the notes at any time after October 1, 2013, by providing not less than 30 nor more than 60 days' notice by mail to each registered holder of the notes to be redeemed, at a price in cash equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. However, if the redemption date occurs after a record date and on or prior to the corresponding interest payment date, we will instead make the interest payment to the record holder on the record date corresponding to such interest payment date.

Selection and Notice

              If less than all the notes are to be redeemed at any time, selection of notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not so listed, on a pro rata basis, by lot or by any other method that the trustee considers fair and appropriate. The trustee may select for redemption a portion of the principal of any note that has a denomination larger than $1,000. Notes and portions thereof will be redeemed in the amount of $1,000 or integral multiples of $1,000. The trustee will make the selection from notes outstanding and not previously called for redemption; provided, however, that if a portion of a holder's notes are selected for partial redemption and such holder thereafter converts a portion of such notes, such converted portion will be deemed to be taken from the portion selected for redemption.

              Provisions of the indenture that apply to notes called for redemption also apply to portions of the notes called for redemption. If any note is to be redeemed in part, the notice of redemption will state the portion of the principal amount to be redeemed. In the event of any redemption of less than all the notes, we will not be required to:

  •
  issue or register the transfer or exchange of any note during a period of 15 days before any selection of such notes for redemption, or

  •
  register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part, in which case we will execute and the trustee will authenticate and deliver to the holder a new note equal in principal amount to the unredeemed portion of the note surrendered.

              On and after the redemption date, unless we default in the payment of the redemption price, interest will cease to accrue on the principal amount of the notes or portions of notes called for redemption and for which funds have been set aside for payment. In the case of notes or portions of notes redeemed on a redemption date which is also a regularly scheduled interest payment date, the interest payment due on such date will be paid to the person in whose name the note is registered at the close of business on the relevant record date.

Sinking Fund

              There is no sinking fund for the notes.

Purchase at Option of Holders upon a Designated Event

              If a designated event occurs as set forth below, each holder of notes will have the right to require us to purchase for cash all of such holder's notes, or any portion of those notes that is equal to $1,000 or a whole multiple of $1,000, on the date specified by us that is not later than 30 business days after the date we give notice of the designated event, at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the designated event purchase date. If such designated event purchase date is after a record date but on or prior to an interest payment date, however, then the interest payable on such date will be paid to the person in whose name the note is registered at the close of business on the relevant record date.

              Within 30 days after the occurrence of a designated event, we are required to give notice to all holders of record of notes, as provided in the indenture, stating among other things, the occurrence of a designated event and of their resulting purchase right. We must also deliver a copy of our notice to the trustee.

              In order to exercise the purchase right upon a designated event, a holder must deliver prior to the designated event purchase date a designated event purchase notice stating among other things:

  •
  if certificated notes have been issued, the certificate numbers of the notes to be delivered for purchase;

  •
  the portion of the principal amount of notes to be purchased, in integral multiples of $1,000; and

  •
  that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

              If the notes are not in certificated form, a holder's designated event purchase notice must comply with appropriate DTC procedures.

              A holder may withdraw any designated event purchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the designated event purchase date. The notice of withdrawal must state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, of the notes which remains subject to the designated event purchase notice.

              In connection with any purchase offer in the event of a designated event, we will, if required under applicable law:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1, and any other tender offer rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which may then be applicable; and

  •
  file a Schedule TO or any other required schedule under the Exchange Act.

              Payment of the designated event purchase price for a note for which a designated event purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent prior to the designated event purchase date.

Payment of the designated event purchase price for the note will be made promptly following the later of the designated event purchase date or the time of delivery of the note.

              If the trustee or other paying agent appointed by us holds money sufficient to pay the aggregate designated event purchase price of the note, then, immediately after the designated event purchase date, the note will cease to be outstanding and interest on such note will cease to accrue, whether or not book-entry transfer of the note has been made or the note has been delivered to the trustee or paying agent, and all other rights of the holder will terminate, other than the right to receive the designated event purchase price upon delivery of the note. A "designated event" will be deemed to occur upon a change in control or a termination of trading.

              A "change in control" will be deemed to have occurred when:

  •
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of our Voting Stock (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity); provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of our Voting Stock than such other person or group (for purposes of this bullet point, such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

  •
  (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of our Voting Stock (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity) and (2) a termination of trading shall have occurred; or

  •
  our consolidation or merger with or into any other person, any merger of another person into us, or any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all our assets and the assets of our subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary or one or more Permitted Holders) shall have occurred, other than

      1.
      any transaction (a) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock and (b) pursuant to which holders of our capital stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

      2.
      any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity;

    provided, however, that a change in control as a result of this third bullet will not be deemed to have occurred if 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the change in control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or the NYSE Alternext or approved for trading on a Nasdaq market and as a result of such transaction or transactions the notes become convertible solely into such common stock and other consideration payable in such transaction or transactions; or

  •
  during any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors (together with any new directors whose election or appointment by such board or whose nomination for election by our shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our board of directors then in office; or

  •
  our shareholders shall have approved any plan of liquidation or dissolution.

              "Permitted Holders" means the members of our Board of Directors on April 28, 1998, and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the Voting Stock of such person.

              "Voting Stock" of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

              "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible and exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

              The definition of change in control includes a phrase relating to the sale, assignment, lease, transfer or conveyance of "all or substantially all" of our assets or our assets and those of our subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law.

Accordingly, the ability of a holder of notes to require us to repurchase notes as a result of a sale, assignment, transfer, lease, or conveyance of less than all of our assets and those of our subsidiaries may be uncertain.

              A "termination of trading" will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) is not listed for trading on a U.S. national securities exchange.

              Rule 13e-4 under the Exchange Act requires the dissemination of information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule to the extent applicable at that time.

              We may, to the extent permitted by applicable law, at any time purchase the notes in the open market or by tender at any price or by private agreement. Any note purchased by us may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.

              No notes may be purchased by us at the option of holders upon the occurrence of a designated event if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the designated event purchase price with respect to the notes.

Make Whole Premium upon Change in Control

              If a change in control described in the second or third bullet point of the definition of change in control set forth above under "—Purchase at Option of Holders upon a Designated Event" (determined after giving effect to any exceptions or exclusions to such definition) occurs, we will pay, to the extent described below, a make whole premium if a holder converts such holder's notes in connection with any such transaction by increasing the conversion rate applicable to such notes if and as required below.

              A conversion of the notes by a holder will be deemed for these purposes to be "in connection with" a change in control if the conversion notice is received by the conversion agent on or subsequent to the date 10 trading days prior to the date announced by us as the anticipated effective date of the change in control but before the close of business on the business day immediately preceding the related designated event purchase date. Any make whole premium will have the effect of increasing the amount of any cash, securities or other assets otherwise due to holders of notes upon conversion.

              Any increase in the applicable conversion rate will be determined by reference to the table below and is based on the date on which the change in control becomes effective (the "effective date") and the price (the "stock price") paid per share of our common stock in the transaction constituting the change in control. If holders of our common stock receive only cash in the transaction, the stock price shall be the cash amount paid per share of our common stock. Otherwise, the stock price shall be equal to the average closing sale price per share of our common stock over the five trading day period ending on the trading day immediately preceding the effective date.

              The following table sets forth the additional number of shares, if any, of our common stock issuable upon conversion of each $1,000 principal amount of notes in connection with such a change in control, as specified above.

 Make Whole Premium Upon a Change in Control

	Effective Date
Stock Price on Effective Date	September 20, 2010	October 1, 2011	October 1, 2012	October 1, 2013	October 1, 2014	October 1, 2015	October 1, 2016
$0.95	242.9149	242.9149	242.9149	242.9149	242.9149	242.9149	242.9149
$1.10	204.4138	189.9607	175.3535	170.1801	168.8946	151.4651	99.3743
$1.25	165.8749	148.8118	129.1106	115.7064	113.0509	95.4003	0.0000
$1.50	123.1259	104.8860	81.0359	53.7197	51.4139	40.2717	0.0000
$1.75	95.8216	78.2801	54.2374	14.5311	13.1628	9.7654	0.0000
$2.00	77.1272	60.2703	37.2919	0.0000	0.0000	0.0000	0.0000
$2.25	64.2107	48.8934	28.2658	0.0000	0.0000	0.0000	0.0000
$2.50	54.6272	40.8452	22.6452	0.0000	0.0000	0.0000	0.0000
$2.75	47.2700	34.9219	18.9416	0.0000	0.0000	0.0000	0.0000
$3.00	41.5524	30.4659	16.3827	0.0000	0.0000	0.0000	0.0000
$3.50	33.0640	24.1040	12.9784	0.0000	0.0000	0.0000	0.0000
$4.00	27.0441	19.7154	10.7101	0.0000	0.0000	0.0000	0.0000
$4.50	22.5249	16.4659	9.0346	0.0000	0.0000	0.0000	0.0000
$5.00	19.0222	13.9449	7.7225	0.0000	0.0000	0.0000	0.0000

              The actual stock price and effective date may not be set forth in the table, in which case:

  •
  if the actual stock price on the effective date is between two stock prices in the table or the actual effective date is between two effective dates in the table, the amount of the conversion rate adjustment will be determined by a straight-line interpolation between the adjustment amounts set forth for such two stock prices or such two effective dates on the table based on a 360-day year, as applicable.

  •
  if the stock price on the effective date is greater than $5.00 per share (subject to adjustment as described below), no adjustment in the applicable conversion rate will be made.

  •
  if the stock price on the effective date is less than $0.95 per share (subject to adjustment as described below), no adjustment in the applicable conversion rate will be made.

              The stock prices set forth in the first column of the table above will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The conversion rate adjustment amounts set forth in the table above will be adjusted in the same manner as the conversion rate other than by operation of an adjustment to the conversion rate by virtue of the make whole premium as described above.

              The additional shares, if any, or any cash delivered to satisfy our obligations to holders that convert their notes in connection with a change in control will be delivered upon the later of the settlement date for the conversion and promptly following the effective date of the change in control transaction.

              Our obligation to deliver the additional shares, or cash to satisfy our obligations, to holders that convert their notes in connection with a change in control could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

              Notwithstanding the foregoing, in no event will the conversion rate exceed 1052.6315 shares of common stock per $1,000 principal amount of notes, which maximum amount is subject to adjustments in the same manner as the conversion rate as set forth under "—Conversion Rights".

Limitation on Liens

              We will not, directly or indirectly, incur or suffer to exist any Lien (other than existing Liens) securing Specified Indebtedness of any nature whatsoever on any of our properties or assets, whether owned at the issue date of the notes or thereafter acquired, without making effective provision for securing the notes equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the notes, prior to) the obligations so secured for so long as such obligations are so secured.

              "Lien" means any mortgage or deed of trust, pledge, hypothecation, security interest, lien, charge, encumbrance or other security agreement of any kind or nature whatsoever; provided, however, that Liens shall not include defeasance trusts or funds. For purposes of this definition, the sale, lease, conveyance or other transfer by us of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.

              "Specified Indebtedness" means (A) our 5.25% Convertible Senior Notes due 2011, 3.5% Convertible Senior Notes due 2012, 9% Convertible Senior Discount Notes due 2013, 15% Convertible Senior Notes due 2013, 7% Convertible Senior Notes due 2015 and 7% Convertible Senior Notes due 2015, Series B and (B) any of our indebtedness for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities or any guarantee thereof (other than promissory notes or similar evidence of indebtedness under bank loans, reimbursement agreements, receivables facilities or other bank, insurance or other institutional financing agreements under section 4(2) of the Securities Act of 1933 or any guarantee thereof) and (ii) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated securities trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933). For the avoidance of doubt, "Specified Indebtedness" shall not include indebtedness among us and our subsidiaries or among our subsidiaries.

              The foregoing restrictions shall not apply to: (i) Liens to secure Acquired Debt, provided that (a) such Lien attaches to the acquired property prior to the time of the acquisition of such property and (b) such Lien does not extend to or cover any other property; and (ii) Liens to secure debt incurred to refinance, in whole or in part, debt secured by any Lien referred to in the foregoing clause (i) or this clause (ii) so long as such Lien does not extend to any other property (other than improvements and accessions to the original property) and the principal amount of debt so secured is not increased.

              "Acquired Debt" means, with respect to any specified person, (i) debt of any other person existing at the time such person merges with or into or consolidates with such specified person and (ii) debt secured by a Lien encumbering any property acquired by such specified person, which debt in each case was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

Merger and Consolidation

              The indenture will provide that we may not, in a single transaction or a series of related transactions, consolidate or merge with or into, or effect a share exchange with (whether or not we are the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets as an entirety or substantially as an entirety to another corporation, person or entity unless:

  •
  either (i) we shall be the surviving or continuing corporation or (ii) the entity or person formed by or surviving any such consolidation, merger or share exchange (if other than us) or the entity or person which acquires by sale, assignment, transfer, lease, conveyance or other disposition our properties and assets substantially as an entirety (x) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and (y) assumes the due and punctual payment of the principal of, premium, if any, and interest on all the notes and the performance of each of our covenants under the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

  •
  immediately after such transaction no default or event of default exists; and

  •
  we or such successor person shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture comply with the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

              For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of our subsidiaries, the capital stock of which individually or in the aggregate constitutes all or substantially all of our properties and assets, will be deemed to be the transfer of all or substantially all of our properties and assets.

              Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with the foregoing, the successor person formed by such consolidation or share exchange or into which we are merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise our right and power, under the indenture with the same effect as if the successor had been named as us in the indenture, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under the indenture and the notes.

Events of Default and Remedies

              An event of default is defined in the indenture as being:

              (1)   default in payment of the principal of, or premium, if any, on the notes;

              (2)   default for 30 days in payment of any installment of interest on the notes;

              (3)   default in the payment of the designated event payment in respect of the notes on the date for such payment or failure to provide timely notice of a designated event;

              (4)   default by us for 60 days after notice in the observance or performance of any other covenants in the indenture;

              (5)   default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our material subsidiaries (or the payment of which is guaranteed or secured by us or any of our material subsidiaries), which default

  •
  is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period, or

  •
  results in the acceleration of such indebtedness prior to its express maturity, without such acceleration being rescinded or annulled,

  •
  and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a payment default or the maturity of which has been so accelerated, aggregates $25.0 million or its foreign currency equivalent or more and such payment default is not cured or such acceleration is not annulled within 10 days after notice;

              (6)   failure by us or any of our material subsidiaries to pay final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $25.0 million or its foreign currency equivalent, which judgments are not stayed, bonded or discharged within 60 days after their entry;

              (7)   certain events involving our bankruptcy, insolvency or reorganization or that of any of our material subsidiaries; or

              (8)   default by us with respect to our obligation to deliver when due all shares of common stock or other property deliverable upon conversion of the notes, which default continues for 5 business days.

              If an event of default (other than an event of default specified in clause (7) with respect to us) occurs and is continuing, then and in every such case the trustee, by written notice to us, or the holders of not less than 25% in aggregate principal amount of the then outstanding notes, by written notice to us and the trustee, may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the notes then outstanding to be due and payable. Upon such declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable, notwithstanding anything contained in the indenture or the notes to the contrary. If any event of default specified in clause (7) occurs with respect to us, all unpaid principal of, premium, if any, and accrued and unpaid interest on the notes then outstanding will automatically become due and payable, without any declaration or other act on the part of the trustee or any holder of notes.

              Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. A holder of a note will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  such holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the notes have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

  •
  the trustee has not started such proceeding within 30 days after receiving the request; and

  •
  the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the notes during those 30 days.

              Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee security or an indemnity reasonably satisfactory to it against any cost, expense or liability. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. If a default or event of default occurs and is continuing and is known to the trustee, the indenture requires the trustee to mail a notice of default or event of default to each holder within 90 days of the occurrence of such default or event of default. However, the trustee may withhold from the holders notice of any continuing default or event of default (except a default or event of default in the payment of principal of, premium, if any, or interest on the notes) if it determines in good faith that withholding notice is in their interest. The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may rescind any acceleration of the notes and its consequences if all existing events of default (other than the nonpayment of principal of, premium, if any, and interest on the notes that has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission will affect any subsequent default or event of default or impair any right consequent thereto.

              Holders of a majority in aggregate principal amount of the notes then outstanding may, on behalf of the holders of all the notes, waive any past default or event of default under the indenture and its consequences, except default in the payment of principal of, premium, if any, or interest on the notes (other than the nonpayment of principal of, premium, if any, and interest that has become due solely by virtue of an acceleration that has been duly rescinded as provided above) or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of all holders of notes.

              We are required to deliver to the trustee annually a statement regarding compliance with the indenture and we are required, upon becoming aware of any default or event of default, to deliver to the trustee a statement specifying such default or event of default.

Global Notes; Book-Entry; Form

              We will issue the notes in the form of one or more global securities. The global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. A holder will hold such holder's beneficial interests in the global security directly through DTC if such holder has an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called "certificated securities") will be issued only in certain limited circumstances described below.

              DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

              DTC was created to hold securities of institutions that have accounts with DTC (called "participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the underwriters, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

              We expect that pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited will be designated by us, based upon information supplied by the underwriters of the notes. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

              Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

              So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, a holder will not be entitled to have the notes represented by the global security registered in such holder's name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

              We will make payments of principal of and interest on the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

              We expect that DTC or its nominee, upon receipt of any payment of principal of or interest on the global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

              Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

              DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities which it will distribute to its participants.

              Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Modifications and Amendments

              Modifications and amendments to the indenture or to the terms and conditions of the notes may be made, and noncompliance by us may be waived, with the written consent of the holders of not less than a majority in principal amount of all outstanding securities issued under the indenture that are affected thereby (including consents obtained in connection with a tender offer or exchange offer for notes). However, the indenture, including the terms and conditions of the notes, may be modified or amended by us and the trustee, without the consent of the holders of any notes, for the purpose of, among other things:

  •
  adding to our covenants for the benefit of the holders of notes;

  •
  surrendering any right or power conferred upon us;

  •
  adding additional events of default for the benefit of the holders of the notes, provided that in respect of any such additional event of default, the grace period may be shorter or longer than allowed in the case of other defaults or may provide for an immediate enforcement or may limit the remedies available to the trustee or limit the right of the holders of a majority in aggregate principal amount of the notes to which such additional events of default apply to waive such default;

  •
  providing for uncertificated notes in addition to the certificated notes;

  •
  securing the notes;

  •
  evidencing and providing for the acceptance of appointment by a successor trustee with respect to the notes and adding or changing any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in the indenture, or making any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture provided such amendment does not materially and adversely affect the interests under the indenture of the holders of notes;

  •
  complying with the requirements regarding merger or transfer of assets, including providing for conversion rights or repurchase rights of holders of notes if any reclassification or change of our common stock or any consolidation, merger, share exchange or sale of all or substantially all of our assets occurs;

  •
  increasing the conversion rate;

  •
  adding guarantees with respect to the notes; or

  •
  complying with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

              Notwithstanding the foregoing, no modification or amendment to, or any waiver of, any provisions of the indenture may, without the written consent of the holder of each note affected:

  •
  change the stated maturity of the principal of (or premium, if any, on) or any installment of interest on, any note;

  •
  reduce the principal amount of, or interest on, any note or alter the provisions of the indenture or notes with respect to the purchase of notes at the option of the holders upon a designated event in a manner adverse to the holders;

  •
  change the currency or currencies, currency unit or units or composite currency or currencies in which any note or any premium or the interest thereon is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to, any note;

  •
  waive a default or event of default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes then outstanding and a waiver of the payment default that resulted from such acceleration) or of a designated event payment;

  •
  make any change in the provisions of the indenture relating to waivers of past defaults or events of default or the rights of holders of notes to receive payments of principal of, premium, if any, or interest on the notes;

  •
  make any adverse change to the abilities of holders of notes to enforce their rights under the indenture;

  •
  except as permitted by the indenture governing the notes, decrease the conversion rate or modify the provisions of the indenture relating to conversion of the notes in a manner adverse to the holders, or otherwise impair the right of holders to convert their notes, upon the terms established pursuant to or in accordance with the provisions of the indenture; or

  •
  reduce the percentage in aggregate principal amount of the outstanding notes necessary to modify or amend the indenture or to waive any past default.

Satisfaction and Discharge

              We may discharge our obligations under the indenture while notes remain outstanding, subject to certain conditions, if all outstanding notes become due and payable at their scheduled maturity within one year, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding notes on the date of their scheduled maturity. We will remain obligated to issue shares of our common stock upon conversion of the notes until such maturity date as described under "—Conversion Rights," but we will not be obligated to give any notice of, or otherwise make any payment or delivery in connection with any designated event.

Governing Law

              The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Reports

              Whether or not we are subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, for so long as any notes are outstanding, we will:

  •
  file with the trustee, within 15 days after we are required to file the same with the Securities and Exchange Commission (the "SEC"), copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of such sections of the Exchange Act, then we will file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

  •
  file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by us with the conditions and covenants of the indenture governing the notes as may be required from time to time by such rules and regulations; and

  •
  transmit by mail to the holders of notes, within 30 days after the filing thereof with the trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act of 1939, such summaries of any information, documents and reports required to be filed by us pursuant to the immediately preceding two bullet points as may be required by rules and regulations prescribed from time to time by the SEC.

              We will be deemed to have furnished such reports to the trustee and the holders if we have filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Information Concerning the Trustee and Transfer Agent

              The Bank of New York Mellon, as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the notes. The trustee is the trustee under the indentures relating to our other debt securities. The trustee, the transfer agent or their affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

No Recourse Against Others

              None of our directors, officers, employees, shareholders or affiliates, as such, shall have any liability or any obligations under the notes or the indenture or for any claim based on, in respect of or by reason of such obligations or the creation of such obligations. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the notes.

DESCRIPTION OF OTHER INDEBTEDNESS OF LEVEL 3 COMMUNICATIONS, INC.
AND LEVEL 3 FINANCING, INC.

              The following is a description of the material outstanding indebtedness of Level 3 and Level 3 Financing, Inc., our wholly-owned subsidiary ("Financing"). For purposes of this section of the prospectus supplement only, "Level 3" refers only to Level 3 Communications, Inc. The following summaries of Level 3's and Financing's senior secured term loans and outstanding notes are qualified in their entirety by reference to the Credit Agreement (as defined below) governing the senior secured term loans and the indentures to which each issue of notes relates. Copies of the Credit Agreement and indentures are available on request from Level 3. See "Where You Can Find More Information; Incorporation By Reference".

Indebtedness of Level 3

15% Convertible Senior Notes due 2013

              In December 2008, Level 3 issued $400 million aggregate principal amount of 15% convertible senior notes due 2013 (the "Convertible 15% Notes") under an indenture between Level 3 and The Bank of New York, as trustee. The Convertible 15% Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3. The Convertible 15% Notes bear interest at a rate of 15% per annum, payable semiannually in arrears on January 15 and July 15.

              The Convertible 15% Notes are convertible into shares of Level 3's common stock, at the option of the holder, at any time prior to maturity, unless previously repurchased or redeemed, or unless Level 3 has caused the conversion rights to expire. The Convertible 15% Notes may be converted at the initial rate of 555.5556 shares of common stock per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This is equivalent to a conversion price of approximately $1.80 per share.

              The Convertible 15% Notes will automatically convert if at any time prior to the maturity date of the notes, for at least 20 trading days within any period of 30 consecutive trading days, including the last trading day of that period, the current market price of common stock exceeds 222.2% of the prevailing conversion price then in effect.

              Upon the occurrence of a designated event (a change of control or a termination of trading), holders of the Convertible 15% Notes will have the right, subject to certain exceptions and conditions, to require Level 3 to repurchase all or any part of the Convertible 15% Notes at a repurchase price equal to 100% of the principal amount of the Convertible 15% Notes, plus accrued and unpaid interest thereon (if any) to, but excluding, the designated event purchase date.

              If an event treated as a change in control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding Convertible 15% Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest, if any. If a holder of Convertible 15% Notes elects to convert its notes in connection with certain changes in control, Level 3 will pay, to the extent described in the indenture relating to such notes, a make whole premium by increasing the number of shares deliverable upon conversion of such notes.

              As of June 30, 2010, approximately $400 million aggregate principal amount of the Convertible 15% Notes was outstanding.

7% Convertible Senior Notes due 2015

              On June 26, 2009, Level 3 issued $200 million aggregate principal amount of 7% convertible senior notes due 2015 (the "2015 Convertible 7% Notes") under an indenture between Level 3 and The Bank of New York, as trustee. The 2015 Convertible 7% Notes are senior unsecured obligations of

Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3. The 2015 Convertible 7% Notes bear interest at a rate of 7% per annum, payable semiannually in arrears on March 15 and September 15.

              The 2015 Convertible 7% Notes are convertible into shares of Level 3's common stock, at the option of the holder, at any time prior to maturity, unless previously repurchased or redeemed, or unless Level 3 has caused the conversion rights to expire. The 2015 Convertible 7% Notes may be converted at the initial rate of 555.5556 shares of common stock per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This is equivalent to a conversion price of approximately $1.80 per share.

              Upon the occurrence of a designated event (a change of control or a termination of trading), holders of 2015 Convertible 7% Notes will have the right, subject to certain exceptions and conditions, to require Level 3 to repurchase all or any part of the 2015 Convertible 7% Notes at a repurchase price equal to 100% of the principal amount of the 2015 Convertible 7% Notes, plus accrued and unpaid interest thereon (if any) to, but excluding, the designated event purchase date.

              If an event treated as a change in control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 2015 Convertible 7% Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest, if any. If a holder of 2015 Convertible 7% Notes elects to convert its notes in connection with certain changes in control, Level 3 will pay, to the extent described in the indenture relating to such notes, a make whole premium by increasing the number of shares deliverable upon conversion of such notes.

              As of June 30, 2010, approximately $200 million aggregate principal amount of the 2015 Convertible 7% Notes was outstanding.

7% Convertible Senior Notes due 2015, Series B

              On October 15, 2009, Level 3 issued $275 million aggregate principal amount of 7% convertible senior notes due 2015, Series B (the "Series B 2015 Convertible 7% Notes") under an indenture between Level 3 and The Bank of New York, as trustee. The Series B 2015 Convertible 7% Notes are substantially similar in all respects to the 2015 Convertible 7% Notes discussed above. As of June 30, 2010, approximately $275 million aggregate principal amount of the Series B 2015 Convertible 7% Notes was outstanding.

9% Convertible Senior Discount Notes due 2013

              On October 24, 2003, Level 3 issued $295 million aggregate principal amount at maturity of 9% Convertible Senior Discount Notes due 2013 (the "9% Convertible Senior Discount Notes"), together with 20 million shares of Level 3 common stock, in exchange for approximately $352 million (book value) of debt and accrued interest outstanding as of that date. The 9% Convertible Senior Discount Notes were issued under an indenture between Level 3 and The Bank of New York, as trustee, and are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3.

              The 9% Convertible Senior Discount Notes were offered at a discount of 29.527% to their aggregate principal amount at maturity. The 9% Convertible Senior Discount Notes accrete at a rate of 9% per year, compounded semiannually, to 100% of their aggregate principal amount at maturity by October 15, 2007. Cash interest did not accrue on the 9% Convertible Senior Discount Notes prior to October 15, 2007. Commencing October 15, 2007, interest on the 9% Convertible Senior Discount Notes accrued at the rate of 9% per year and is payable in cash semiannually in arrears.

              The 9% Convertible Senior Discount Notes are convertible into shares of common stock at the option of the holder, at any time prior to maturity, unless previously repurchased or redeemed. The 9%

Convertible Senior Discount Notes may be converted at the initial conversion price of $9.991 per share, subject to adjustment in certain circumstances.

              Level 3 may redeem the 9% Convertible Senior Discount Notes, in whole or in part, at any time prior to maturity only if the closing sale price of Level 3's common stock exceeds a specified percentage of the then applicable conversion price for at least 20 trading days in any consecutive 30-day trading period, including the last trading day of that period. The specified percentage is 130% for the 12-month period beginning October 15, 2009 and decreases to 120% on October 15, 2010, if the initial holders sell greater than 33.33% of the 9% Convertible Senior Discount Notes. The redemption price is payable in cash and is equal to 100% of the accreted value of the 9% Convertible Senior Discount Notes to be redeemed as of the redemption date plus accrued and unpaid interest, to, but excluding, the redemption date.

              If an event treated as a change of control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 9% Convertible Senior Discount Notes at a purchase price of 101% of aggregate accreted value of the notes so purchased as of the date designated for payment, plus accrued and unpaid interest, if any, to, but excluding, that date.

              The holders of the 9% Convertible Senior Discount Notes may force the Company to immediately repay the principal on the 9% Convertible Senior Discount Notes, including interest to the acceleration date, if certain defaults exist under other indebtedness having an outstanding principal amount of at least $25 million, which defaults result in the acceleration of such other indebtedness or constitutes a failure to pay principal when due.

              As of June 30, 2010, approximately $295 million aggregate principal amount at maturity of the 9% Convertible Senior Discount Notes was outstanding.

5.25% Convertible Senior Notes due 2011

              On December 2, 2004, Level 3 issued $345 million aggregate principal amount of 5.25% Convertible Senior Notes due 2011 (the "2011 Convertible 5.25% Notes") under an indenture between Level 3 and The Bank of New York, as trustee. The 2011 Convertible 5.25% Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3.

              The 2011 Convertible 5.25% Notes are convertible into shares of common stock, at the option of the holder, at any time prior to maturity, unless previously repurchased or redeemed. The 2011 Convertible 5.25% Notes may be converted at the initial rate of 251.004 shares of common stock per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. This is equivalent to a conversion price of approximately $3.984 per share.

              Level 3 may redeem the 2011 Convertible 5.25% Notes, in whole or in part, at any time after December 15, 2008. If a redemption occurs before December 15, 2011, Level 3 will pay a premium on principal amount of the 2011 Convertible 5.25% Notes redeemed. The premium for the 12 month period beginning December 15, 2009 is equal to 101.50% and for the 12 month period beginning December 15, 2010 and thereafter 100.75%.

              If an event treated as a change of control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 2011 Convertible 5.25% Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest, if any, plus in certain circumstances a "make-whole premium" that is based on a table included in the indenture relating to the 2011 Convertible 5.25% Notes and the date on which the change in control becomes effective as well as the price paid per share of our common stock in the change of control transaction.

              The indenture also contains a provision relating to the acceleration of the 2011 Convertible 5.25% Notes that is substantially similar to that contained in the indenture relating to the 9% Convertible Senior Discount Notes.

              As of June 30, 2010, approximately $196 million aggregate principal amount of the 5.25% Notes was outstanding.

3.5% Convertible Senior Notes due 2012

              On June 13, 2006, Level 3 issued $335 million aggregate principal amount of 3.5% Convertible Senior Notes due 2012 (the "2012 Convertible 3.5% Notes") under an amended and restated indenture dated as of July 8, 2003 between Level 3 and The Bank of New York, as trustee, as supplemented by a supplemental indenture dated as of June 13, 2006. The 2012 Convertible 3.5% Notes are senior unsecured obligations of Level 3. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Level 3.

              The 2012 Convertible 3.5% Notes are convertible by holders into shares of common stock, at the option of the holder, at any time prior to maturity, unless previously repurchased or redeemed. For each $1,000 principal amount of 2012 Convertible 3.5% Notes surrendered for conversion a holder will receive 183.1502 shares of common stock of Level 3, subject to adjustment in certain circumstances. This is equivalent to a conversion price of approximately $5.46 per share.

              Level 3 may redeem the 2012 Convertible 3.5% Notes, in whole or in part, at any time after June 15, 2010. If a redemption occurs before maturity, Level 3 will pay a premium on the principal amount of the 2012 Convertible 3.5% Notes redeemed. The premium for the 12 month period beginning June 15, 2010 is equal to 1.17% and for the 12 month period beginning June 15, 2011 is 0.58%.

              If an event treated as a change in control of Level 3 occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 2012 Convertible 3.5% Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest, if any. If a holder of 2012 Convertible 3.5% Notes elects to convert its notes in connection with certain changes in control, Level 3 will pay, to the extent described in the indenture relating to such notes, a make whole premium by increasing the number of shares deliverable upon conversion of such notes.

              The indenture also contains a provision relating to the acceleration of the 2012 Convertible 3.5% Notes that is substantially similar to that contained in the indenture relating to the 9% Convertible Senior Discount Notes.

              As of June 30, 2010, approximately $294 million aggregate principal amount of the 2012 Convertible 3.5% Notes was outstanding.

Indebtedness of Financing

Credit Agreement

              As of March 13, 2007, Financing, as borrower, and Level 3, as guarantor, Merrill Lynch Capital Corporation, as administrative agent and collateral agent ("Merrill Lynch"), and certain other agents and certain lenders entered into a Credit Agreement (as amended, amended and restated or otherwise modified, the "Credit Agreement"), pursuant to which the lenders extended, (a) on March 13, 2007, $1.4 billion (the "Tranche A Term Loan"), (b) on April 16, 2009, an additional $220 million, and (c) on May 15, 2009, an additional $60 million (such loans referred to in clauses (b) and (c), the "Tranche B Term Loans"), of senior secured term loans to Financing.

              A portion of the proceeds from the senior secured term loans was used by Financing to refinance Financing's $730 million senior secured term loan under that certain credit agreement, dated as of December 1, 2004, as amended and restated on June 27, 2006, by and among Level 3, Financing,

Merrill Lynch and certain lenders. The additional proceeds were used by Financing for general corporate purposes.

              Financing's obligations under the Credit Agreement are, subject to certain exceptions, secured by certain of the assets of (i) Level 3, (ii) Level 3 Communications, LLC ("Level 3 LLC") and (iii) certain of Level 3's material domestic subsidiaries that are engaged in the telecommunications business and were able to grant a lien on their assets without regulatory approval. Level 3, Level 3 LLC and these subsidiaries also guarantee the obligations of Financing under the Credit Agreement.

              The principal amount of all senior secured term loans will be payable in full on March 13, 2014. Additional secured term loans or revolving loans may in the future be extended to Financing under the Credit Agreement.

              Any Tranche A Term Loan that is an Alternate Base Rate Loan bears an interest rate equal to (i) the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, plus (ii) 125 basis points. Any Tranche A Term Loan that is a Eurodollar Loan bears an interest rate equal to London Interbank Offered Rate ("LIBOR") plus 225 basis points. Any Tranche B Term Loan that is an Alternate Base Rate Loan bears an interest rate equal to (i) the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, plus (ii) 750 basis points. Any Tranche B Term Loan that is a Eurodollar Loan bears an interest rate equal to LIBOR plus 850 basis points, with the LIBOR rate set at a minimum of 3.00%.

              The Credit Agreement provides that indebtedness outstanding under the senior secured term loan will be paid with all of the net available cash proceeds with respect to certain asset sales, if these proceeds are not reinvested in Level 3's business. The Credit Agreement contains negative covenants restricting and limiting the ability of Level 3, Financing and any restricted subsidiary to engage in certain activities, including:

  •
  limitations on indebtedness and the incurrence of liens;

  •
  restrictions on dividends and distributions on capital stock, and other similar distributions;

  •
  limitations on transactions restricting the ability of subsidiaries to pay dividends and other similar distributions;

  •
  restrictions on the issuance and sale of capital stock of subsidiaries;

  •
  restrictions on sale leaseback transactions, sales of assets and investments, including restrictions on asset transfers by guarantors under the Credit Agreement to subsidiaries of Level 3 which are not guarantors;

  •
  limitations on transactions with affiliates;

  •
  limitations on designating subsidiaries as unrestricted subsidiaries;

  •
  limitations on actions with respect to existing intercompany obligations; and

  •
  in the case of Level 3, Financing and any guarantor, restrictions on mergers and sales of substantially all assets.

              The Credit Agreement does not require Level 3 or Financing to maintain specific financial ratios. The Credit Agreement does contain certain events of default.

9.25% Senior Notes due 2014

              On October 30, 2006, Financing issued $600 million aggregate principal amount of 9.25% Senior Notes due 2014 under an indenture between Level 3, as guarantor, Financing and The Bank of

New York, as trustee. On December 28, 2006, Financing issued an additional $650 million aggregate principal amount of 9.25% Senior Notes due 2014 under such indenture (the "9.25% Senior Notes"). The 9.25% Senior Notes are senior unsecured, unsubordinated obligations of Financing. They rank equally in right of payment with all other existing and future senior unsecured unsubordinated indebtedness of Financing. The 9.25% Senior Notes are unconditionally guaranteed on an unsubordinated unsecured basis by Level 3 and Level 3 LLC. The 9.25% Senior Notes bear interest at a rate of 9.25% per annum, payable semiannually in arrears on May 1 and November 1 of each year.

              Financing may redeem the 9.25% Senior Notes, in whole or in part, at any time on or after November 1, 2010. If a redemption occurs before November 1, 2012, Financing will pay a premium on the principal amount of the 9.25% Senior Notes redeemed. This premium decreases annually from approximately 4.625% for a redemption during the twelve month period beginning on November 1, 2010 to approximately 2.313% for a redemption during the twelve month period beginning on November 1, 2011.

              If an event treated as a change in control of Level 3 and/or Financing occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 9.25% Senior Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

              The indenture relating to the 9.25% Senior Notes contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of Financing and Financing restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries; (v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries; (ix) transactions with affiliates; (x) reports; (xi) limitation on designations of unrestricted subsidiaries; and (xii) in the case of Level 3, Financing, future guarantors of the notes and guarantors of the 9.25% Proceeds Note, limitations on mergers, consolidations and sales of all or substantially all of the assets of such entities.

              The holders of the 9.25% Senior Notes may force Financing to immediately repay the principal on the 9.25% Senior Notes, including interest to the acceleration date, if certain defaults exist under other indebtedness of Level 3 or any restricted subsidiary having an outstanding principal amount of at least $25 million, which defaults result in the acceleration of such other indebtedness or constitute a failure to pay principal when due.

              As of June 30, 2010, $1,250 million aggregate principal amount of the 9.25% Senior Notes was outstanding.

Floating Rate Senior Notes due 2015

              On February 14, 2007, Financing issued $300 million aggregate principal amount of Floating Rate Senior Notes due 2015 (the "2015 Floating Rate Notes") under an indenture between Level 3, as guarantor, Financing, and The Bank of New York, as trustee. The 2015 Floating Rate Notes are senior unsecured, unsubordinated obligations of Financing. They rank equally in right of payment with all other existing and future senior unsecured, unsubordinated indebtedness of Financing. The 2015 Floating Rate Notes are unconditionally guaranteed on an unsubordinated unsecured basis by Level 3 and Level 3 LLC. The 2015 Floating Rate Notes bear interest at a rate of LIBOR plus 3.75% per annum, reset semiannually, and payable semiannually in arrears on February 15 and August 15 of each year.

              Financing may redeem the 2015 Floating Rate Notes, in whole or in part, at any time on or after February 15, 2009. If a redemption occurs before February 15, 2011, Financing will pay a premium on the principal amount of the 2015 Floating Rate Notes redeemed. The premium for a redemption during the twelve month period beginning on February 15, 2010 is equal to 1.0%.

              If an event treated as a change in control of Level 3 and/or Financing occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 2015 Floating Rate Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

              The indenture relating to the 2015 Floating Rate Notes contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of Financing and Financing restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries; (v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries; (ix) transactions with affiliates; (x) reports; (xi) limitation on designations of unrestricted subsidiaries; and (xii) in the case of Parent, Financing, future guarantors of the notes and guarantors of the 2015 Floating Rate Proceeds Note, limitations on mergers, consolidations and sales of all or substantially all of the assets of such entities.

              The holders of the 2015 Floating Rate Notes may force Financing to immediately repay the principal on the 2015 Floating Rate Notes, including interest to the acceleration date, if certain defaults exist under other indebtedness of Level 3 or any restricted subsidiary having an outstanding principal amount of at least $25 million, which defaults result in the acceleration of such other indebtedness or constitute a failure to pay principal when due.

              As of June 30, 2010, $300 million aggregate principal amount of the 2015 Floating Rate Notes was outstanding.

8.75% Senior Notes due 2017

              On February 14, 2007, Financing issued $700 million aggregate principal amount of 8.75% Senior Notes due 2017 under an indenture between Level 3, as guarantor, Financing and The Bank of New York, as trustee (the "8.75% Senior Notes"). The 8.75% Senior Notes are senior unsecured, unsubordinated obligations of Financing. They rank equally in right of payment with all other existing and future senior unsecured unsubordinated indebtedness of Financing. The 8.75% Senior Notes are unconditionally guaranteed on an unsubordinated unsecured basis by Level 3 and Level 3 LLC. The 8.75% Senior Notes bear interest at a rate of 8.75% per annum, payable semiannually in arrears on February 15 and August 15 of each year.

              Financing may redeem the 8.75% Senior Notes, in whole or in part, at any time on or after February 15, 2012. If a redemption occurs before February 15, 2015, Financing will pay a premium on the principal amount of the 8.75% Senior Notes redeemed. This premium decreases annually from approximately 4.375% for a redemption during the twelve month period beginning on February 15, 2012 to approximately 1.458% for a redemption during the twelve month period beginning on February 15, 2014.

              If an event treated as a change in control of Level 3 and/or Financing occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 8.75% Senior Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

              The indenture relating to the 8.75% Senior Notes contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of Financing and Financing restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries; (v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries; (ix) transactions with affiliates; (x) reports; (xi) limitation on designations of unrestricted subsidiaries; and (xii) in the case of Level 3, Financing, future guarantors of the notes and guarantors of the 9.25%

Proceeds Note, limitations on mergers, consolidations and sales of all or substantially all of the assets of such entities.

              The holders of the 8.75% Senior Notes may force Financing to immediately repay the principal on the 8.75% Senior Notes, including interest to the acceleration date, if certain defaults exist under other indebtedness of Level 3 or any restricted subsidiary having an outstanding principal amount of at least $25 million, which defaults result in the acceleration of such other indebtedness or constitute a failure to pay principal when due.

              As of June 30, 2010, $700 million aggregate principal amount of the 8.75% Senior Notes was outstanding.

10% Senior Notes due 2018

              On January 20, 2010, Financing issued $640 million aggregate principal amount of 10% Senior Notes due 2018 under an indenture between Level 3, as guarantor, Financing and The Bank of New York, as trustee (the "10% Senior Notes"). The 10% Senior Notes are senior unsecured, unsubordinated obligations of Financing. They rank equally in right of payment with all other existing and future senior unsecured unsubordinated indebtedness of Financing. The 10% Senior Notes are unconditionally guaranteed on an unsubordinated unsecured basis by Level 3 and Level 3 LLC. The 10% Senior Notes bear interest at a rate of 10% per annum, payable semiannually in arrears on February 1 and August 1 of each year.

              Financing may redeem the 10% Senior Notes, in whole or in part, at any time on or after February 1, 2014. If a redemption occurs before February 1, 2016, Financing will pay a premium on the principal amount of the 10% Senior Notes redeemed. This premium decreases annually from approximately 5.000% for a redemption during the twelve month period beginning on February 1, 2014 to approximately 2.500% for a redemption during the twelve month period beginning on February 1, 2015. In addition, on or prior to February 1, 2013, Financing may redeem up to 35% of the 10% Senior Notes with the proceeds of certain private placements to persons other than affiliates of Level 3 or underwritten public offerings of common stock of Level 3 that are contributed to Financing at a redemption price equal to 110.000% of the principal amount of the 10% Senior Notes so redeemed.

              If an event treated as a change in control of Level 3 and/or Financing occurs, Level 3 will be obligated, subject to certain conditions, to offer to purchase all of the outstanding 10% Senior Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any.

              The indenture relating to the 10% Senior Notes contains certain covenants, including, among others, covenants with respect to the following matters: (i) limitation on consolidated debt; (ii) limitation on debt of Financing and Financing restricted subsidiaries; (iii) limitation on restricted payments; (iv) limitation on dividend and other payment restrictions affecting restricted subsidiaries; (v) limitation on liens; (vi) limitation on sale and leaseback transactions; (vii) limitation on asset dispositions; (viii) limitation on issuance and sales of capital stock of restricted subsidiaries; (ix) transactions with affiliates; (x) reports; (xi) limitation on designations of unrestricted subsidiaries; and (xii) in the case of Level 3, Financing, future guarantors of the notes and guarantors of the 9.25% Proceeds Note, limitations on mergers, consolidations and sales of all or substantially all of the assets of such entities.

              The holders of the 10% Senior Notes may force Financing to immediately repay the principal on the 10% Senior Notes, including interest to the acceleration date, if certain defaults exist under other indebtedness of Level 3 or any restricted subsidiary having an outstanding principal amount of at least $25 million, which defaults result in the acceleration of such other indebtedness or constitute a failure to pay principal when due.

              As of June 30, 2010, $640 million aggregate principal amount of the 10% Senior Notes was outstanding.

DESCRIPTION OF OUTSTANDING CAPITAL STOCK

              We have summarized some of the terms and provisions of our outstanding capital stock in this section. The summary is not complete. You should read our restated certificate of incorporation and our amended and restated by-laws for additional information before you purchase any of our capital stock. Our restated certificate of incorporation and our amended and restated by-laws have been filed in their entirety with the SEC. See "Where You Can Find More Information; Incorporation By Reference".

              Our authorized capital stock consists of:

  •
  2,900,000,000 shares of common stock, par value $.01 per share; and

  •
  10,000,000 shares of preferred stock, par value $.01 per share.

              As of July 30, 2010 there were 1,664,768,360 shares of common stock and no shares of preferred stock outstanding.

Common Stock

              Subject to the senior rights of preferred stock that may from time to time be outstanding, holders of common stock are entitled to receive dividends declared by the board of directors out of funds legally available for their payment. Upon dissolution and liquidation of our business, holders of common stock are entitled to a ratable share of our net assets remaining after payment to the holders of the preferred stock of the full preferential amounts they are entitled to. All outstanding shares of common stock are fully paid and nonassessable.

              The holders of common stock are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. Holders of common stock are not entitled to cumulative voting for the election of directors. They are not entitled to preemptive rights.

              The transfer agent and registrar for the common stock is Wells Fargo Shareowner Services.

              Shares of the common stock are quoted on the Nasdaq Global Select Market under the symbol "LVLT".

Preferred Stock

              The preferred stock has priority over the common stock with respect to dividends and to other distributions, including the distribution of assets upon liquidation. The board of directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the preferred stock, to establish series of preferred stock and to fix and determine the variations as among series. The board of directors without stockholder approval could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. Quarterly dividends per unit equal the amount of the quarterly dividend paid per share of common stock when, as and if declared by the board of directors. The holders of units are entitled to one vote per unit, voting together with the common stock on all matters submitted to the stockholders. As of the date of this prospectus supplement, there are no outstanding shares of preferred stock.

Anti-takeover effects

              We currently have provisions in our restated certificate of incorporation and amended and restated by-laws that could have an anti-takeover effect. The provisions in the restated certificate of incorporation include:

  •
  a prohibition on our stockholders taking action by written consent;

  •
  the requirement that special meetings of stockholders be called only by the board of directors or the chairman of the board; and

  •
  an authorization for the board of directors to issue preferred stock in one or more series without any action on the part of the stockholders.

              The amended and restated by-laws contain specific procedural requirements for the nomination of directors and the introduction of business by a stockholder of record at an annual meeting of stockholders where such business is not specified in the notice of meeting or brought by or at the discretion of the board of directors.

              In addition, the terms of most of our long term debt require that upon a "change of control", as defined in the agreements that contain the terms and conditions of the long term debt, we make an offer to purchase the outstanding long term debt at either 100% or 101% of the aggregate principal amount of that long term debt.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

              The following is a summary of certain material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes and of the common stock into which the notes may be converted. This summary:

  •
  does not purport to be a complete analysis of all the potential tax considerations that may be relevant to holders in light of their particular circumstances or discuss the effect of any applicable state, local, foreign or other tax laws;

  •
  is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, published rulings and procedures of the Internal Revenue Service (the "IRS") and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change at any time, possibly with retroactive effect;

  •
  deals only with holders that will hold the notes and common stock as "capital assets" within the meaning of Section 1221 of the Code;

  •
  does not address tax considerations applicable to investors that may be subject to special tax rules, such as partnerships and other pass-through entities, banks and certain financial institutions, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies, Non-U.S. Holders (as defined below) that own, or have owned, actually or constructively, more than 5% of our common stock or more than 5% of the fair market value of the notes, United States Holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons that will hold the notes or common stock as a position in a hedging transaction, "straddle" or conversion transaction for tax purposes or persons deemed to sell the notes or common stock under the constructive sale provisions of the Code; and

  •
  discusses only the tax considerations applicable to the initial purchasers of the notes who purchase the notes pursuant to, and at the offering price on the cover of, this prospectus supplement and does not discuss the tax considerations applicable to subsequent purchasers of the notes.

              We have not sought, nor will seek, any ruling from the IRS with respect to matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or common stock or that any such position would not be sustained.

              Investors considering the purchase of notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

              As used herein, the term "United States Holder" means a beneficial owner of a note or common stock that is, for United States federal income tax purposes:

  •
  an individual that is a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate, the income of which is subject to United States federal income tax regardless of its source; a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a United States person; or

  •
  a person whose worldwide income or gain is otherwise subject to United States federal income tax on a net income basis.

              A "Non-U.S. Holder" is any beneficial owner of the notes or common stock that is, for U.S. federal income tax purposes:

  •
  a nonresident alien;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

              If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a member of such an entity will generally depend on the status of the member and the activities of the entity treated as a partnership. If you are a member of an entity treated as a partnership for U.S. federal income tax purposes holding the notes, you should consult your tax advisor.

United States Holders

    Interest

              This discussion assumes that the notes will be issued without original issue discount for U.S. federal income tax purposes. Accordingly, a U.S. Holder generally will include interest on a note as ordinary income at the time such interest is received or accrued, in accordance with such holder's regular method of accounting for U.S. federal income tax purposes.

    Sale, Exchange or Redemption of the Notes

              Upon the sale, exchange or redemption of a note, a United States Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest not previously included in income, which is taxable as ordinary income) and (2) such United States Holder's adjusted tax basis in the note. A United States Holder's adjusted tax basis in a note generally will be the United States Holder's cost therefor increased by the amount, if any, included in income on an adjustment to the conversion rate of the notes, as described in "—Adjustments to Conversion Rate" below.

              Such recognized gain or loss generally will be capital gain or loss, and any capital gain or loss recognized by a United States Holder will be long-term capital gain or loss if the notes were held for more than one year. Long term capital gain of a non-corporate United States Holder is eligible for a reduced rate of tax. The deductibility of capital losses is subject to limitations.

    Adjustments to Conversion Rate

              The conversion rate of the notes is subject to adjustment under certain circumstances, as described under "Description of the Notes—Conversion Rights." Holders of the notes may be treated as having received a deemed distribution, resulting in dividend treatment (as described below) to the extent of our current or accumulated earnings and profits, if, and to the extent that, certain adjustments in the conversion rate (or certain other corporate transactions) increase the proportionate interest of a holder of the notes in the fully diluted common stock (particularly an adjustment to reflect a taxable dividend to holders of common stock), whether or not such holder ever exercises its conversion privilege. Moreover, if there is not a full adjustment to the conversion rate of the notes to reflect a stock dividend or other event increasing the proportionate interest of the holders of outstanding common stock in our assets or earnings and profits, then such increase may be treated as a deemed distribution on common stock of such holders, taxable as described below under "—Distributions on Common Stock".

    Conversion of the Notes

              A United States Holder generally will not recognize any gain or loss upon conversion of a note into common stock except with respect to cash or other property received in lieu of a fractional share of common stock. A United States Holder's tax basis in the common stock received on conversion of a note will be the same as such United States Holder's adjusted tax basis in the note at the time of conversion, reduced by any basis allocable to a fractional share interest, and the holding period for the common stock received on conversion will generally include the holding period of the note converted. However, to the extent that any common stock received upon conversion is considered attributable to accrued interest not previously included in income by the United States Holder, it will be taxable as ordinary income. A United States Holder's tax basis in shares of common stock considered attributable to accrued interest generally will equal the fair market value of the stock received. The holding period for only shares of common stock attributable to accrued and unpaid interest will begin on the date of conversion.

              Cash received in lieu of a fractional share of common stock upon conversion will be treated as a payment in exchange for the fractional share of common stock. Accordingly, the receipt of cash in lieu of a fractional share of common stock generally will result in capital gain or loss, measured by the difference between the cash received for the fractional share and the United States Holder's adjusted tax basis in the fractional share, and will be taxable as described below under "—Sale or Exchange of Common Stock." The holder's tax basis in the fractional share of common stock will be a proportionate part of the holder's adjusted tax basis in the common stock received upon conversion, as described above.

    Distributions on Common Stock

              Distributions, if any, paid or deemed paid on the common stock (or deemed distributions on the notes as described above under "—Adjustments to Conversion Rate") generally will be treated as dividends and includable in the income of a United States Holder as ordinary income to the extent of the our current or accumulated earnings and profits as determined for United States federal income tax purposes. For taxable years beginning before January 1, 2011, dividends paid to United States Holders that are individuals are taxed at the rates applicable to long-term capital gains if the holder meets certain holding period and other requirements. Dividends paid to United States Holders that are United States corporations may qualify for the dividends received deduction if the holder meets certain holding period and other requirements. Distributions on shares of common stock that exceed our current and accumulated earnings and profits will be treated first as a non-taxable return of capital, reducing the holder's basis in the shares of common stock, and thereafter distributions in excess of the holder's basis in the shares of common stock generally will be treated as capital gain from a sale or exchange of such stock.

    Sale or Exchange of Common Stock

              Upon the sale or exchange of common stock, a United States Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received upon the sale or exchange and (2) such United States Holder's adjusted tax basis in the common stock. The holder's adjusted tax basis in the common stock received upon conversion will be determined in the manner described above under "—Conversion of the Notes." The deductibility of capital losses is subject to limitations. Any capital gain or loss recognized by a holder will be long-term capital gain or loss if the common stock has a holding period of more than one year. Long-term capital gain of a noncorporate United States Holder is eligible for a reduced rate of tax.

    Medicare Tax on Investment Income

              Recent legislation will impose, beginning in 2013, a new 3.8 percent Medicare contribution tax on net investment income, including interest, dividends, and capital gain, of U.S. individuals with income exceeding $200,000 (or $250,000 if married filing jointly), and of estates and trusts.

Non-U.S. Holders

    Interest

              Payments of interest on a note to a Non-U.S. Holder will not be subject to United States federal withholding tax provided that:

    (1)
    the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all of our classes of stock entitled to vote (treating, for such purpose, notes held by a Non-U.S. Holder as having been converted into our common stock);

    (2)
    the Non-U.S. Holder is not a controlled foreign corporation that is related to us through stock ownership; and

    (3)
    the Non-U.S. Holder of the note, under penalties of perjury, provides us or our agent with its name and address and certifies (on IRS Form W8-BEN) that it is not a United States person.

              For purposes of this summary, we refer to this exemption of interest from United States federal withholding tax as the "Portfolio Interest Exemption." The gross amount of payments to a Non-U.S. Holder of interest that does not qualify for the Portfolio Interest Exemption and that is not effectively connected to a United States trade or business of that Non-U.S. Holder will be subject to United States federal withholding tax at the rate of 30%, unless a United States income tax treaty applies to eliminate or reduce such withholding.

              A Non-U.S. Holder generally will be subject to tax in the same manner as a United States Holder with respect to payments of interest if such payments are effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States and, if an applicable tax treaty so provides, such payment is attributable to a permanent establishment maintained in the United States by such Non-U.S. Holder. Such effectively connected income received by a Non-U.S. Holder that is a corporation may in certain circumstances be subject to an additional "branch profits" tax at a 30% rate or, if applicable, a lower treaty rate. Non-U.S. Holders should consult their own tax advisors regarding any applicable income tax treaties. To claim the benefit of a tax treaty or to claim exemption from withholding because the interest income is effectively connected with a United States trade or business, the Non-U.S. Holder must provide a properly executed Form W-8BEN or W-8ECI, as applicable, prior to the payment of interest.

    Sale, Exchange or Redemption of the Notes or our Common Stock

              A Non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale or exchange of the notes or our common stock unless:

    (1)
    the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year, and certain other conditions are met;

    (2)
    the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to an office or other permanent establishment maintained in the United States by such Non-U.S. Holder; or

    (3)
    we are or have been a U.S. real property holding corporation, as defined below, at any time within the five-year period preceding the disposition or the Non-U.S. Holder's holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

              Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We may be, or may prior to a Non-U.S. Holder's disposition of common stock become, a U.S. real property holding corporation.

    Conversion of the Notes

              In general, no United States federal income tax or withholding tax will be imposed upon the conversion of a note into common stock by a Non-U.S. Holder except (1) to the extent the common stock is considered attributable to accrued interest not previously included in income, which may be taxable under the rules set forth in "—Interest," or (2) with respect to the receipt of cash by Non-U.S. Holders upon conversion of a note where any of the conditions described in (1), (2) or (3) above under "—Sale, Exchange or Redemption of the Notes" is satisfied.

    Distributions on Common Stock

              Dividends, if any, paid or deemed paid on the common stock (or deemed dividends on the notes as described above under "—Adjustments to Conversion Rate") to a Non-U.S. Holder, excluding dividends that are effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, will be subject to United States federal withholding tax at a 30% rate, or lower rate provided under any applicable income tax treaty. Except to the extent that an applicable tax treaty otherwise provides, a Non-U.S. Holder will be subject to tax in the same manner as a United States Holder on dividends paid or deemed paid that are effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder. If such Non-U.S. Holder is a foreign corporation, it may in certain circumstances also be subject to a United States "branch profits" tax on such effectively connected income at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Even though such effectively connected dividends are subject to income tax, and may be subject to the branch profits tax, they will not be subject to United States withholding tax if the Non-U.S. Holder delivers IRS Form W-8ECI to the payer.

    Recent Legislation

              Recent legislation generally imposes a withholding tax of 30% on payments to certain foreign entities, after December 31, 2012, of dividends on and the gross proceeds of dispositions of U.S. common stock, unless various U.S. information reporting and due diligence requirements that are different from, and in addition to, the beneficial owner certification requirements described above have been satisfied. Non-U.S. Holders should consult their own tax advisers regarding the possible implications of this legislation on their ownership of our common stock.

Contingent Payments

              In certain circumstances, we may be obligated to pay holders amounts in excess of stated interest and principal payable on the notes. Our obligation to make certain payments on a change in control may implicate the provisions of Treasury Regulations relating to contingent payment debt instruments ("CPDIs"). We intend to take the position that the notes are not treated as CPDIs because of these payments. Assuming such position is respected, a United States Holder would be required to include in income the amount of any such payments as additional consideration for United States federal income tax purposes. If the IRS successfully challenged this position, and the notes were treated as CPDIs because of such payments, United States Holders might, among other things, be required to accrue interest income at higher rates than the interest rates on the notes and to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain. The regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation and therefore the scope of the regulations is not certain. Purchasers of notes are urged to consult their tax advisors regarding the possible application of the CPDI rules to the notes.

Information Reporting and Backup Withholding

              Information returns may be filed with the IRS and backup withholding tax may be collected in connection with payments of principal and interest on a note, dividends on common stock and payments of the proceeds of the sale of a note or common stock by a holder. A United States Holder will not be subject to backup withholding tax if such United States Holder provides its taxpayer identification number to us or our paying agent and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Certain holders, including corporations, are generally not subject to backup withholding.

              In addition, a Non-U.S. Holder may be subject to United States backup withholding tax on these payments unless such Non-U.S. Holder complies with certification procedures to establish that such Non-U.S. Holder is not a United States person. The certification procedures required by a Non-U.S. Holder to claim the exemption from withholding tax on interest (described above in "—Interest") will generally satisfy the certification requirements necessary to avoid the backup withholding tax as well.

              Backup withholding tax is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding tax will be offset by the amount of tax withheld. If backup withholding tax results in an overpayment of United States federal income taxes, a refund or credit may be obtained from the IRS, provided the required information is timely furnished.

UNDERWRITING

              Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as the sole representative of each of the underwriters named below. Subject to the terms and conditions set forth in a underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$61,250,000
Citigroup Global Markets Inc.	52,500,000
Morgan Stanley & Co. Incorporated	35,000,000
Deutsche Bank Securities Inc.	17,500,000
Wells Fargo Securities, LLC	8,750,000

Total	$175,000,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representatives have advised us that the underwriters propose initially to offer the notes at a price of 100% of the principal amount of the notes, plus accrued interest from the original issue date of the notes, if any, and to dealers at that price less a concession not in excess of 1.65% of the principal amount of the notes, plus accrued interest from the original issue date of the notes, if any. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

              The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Note	Without Option	With Option
Public offering price	100%	$175,000,000	$201,250,000
Underwriting discount	2.75%	$4,812,500	$5,534,375
Proceeds, before expenses, to us	97.25%	$170,187,500	$195,715,625

              The expenses of the offering, not including the underwriting discount, are estimated at $1 million and are payable by us.

Overallotment Option

              We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to an additional $26,250,000 principal amount of the notes at the public offering price, less the underwriting discount. The underwriters may exercise this option solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional principal amount of the notes proportionate to that underwriter's initial amount reflected in the above table.

New Issue of Notes

              The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Nasdaq Global Select Market Listing

              Our shares are listed on the Nasdaq Global Select Market under the symbol "LVLT".

              The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

No Sales of Similar Securities

              We have agreed that, for a period of 75 days from the date of this prospectus supplement, we will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction that is designed to result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or any majority controlled affiliate of us or any person in privity with us or any majority controlled affiliate of us), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any shares of capital stock or securities convertible into, or exchangeable for, shares of capital stock or publicly announce an intention to effect any such transaction except for: (A) shares of common stock issued pursuant to any employee benefit plan, stock ownership or stock option plan or dividend reinvestment plan in effect on the date of this prospectus supplement or options granted pursuant to any such plan in effect on the date of this prospectus supplement, provided that such options cannot be exercised for any remaining portion of such 75-day period, (B) common stock issued in connection with the exercise of any warrants or convertible securities outstanding on the date of this prospectus supplement, (C) common stock issued to prospective employees in connection with such employees being hired by us or any of our subsidiaries, (D) common stock to be issued after the end of such 75-day period as direct consideration to the sellers in any acquisition or common stock to be issued as direct consideration during such 75-day period to the sellers in any acquisition with respect to which the recipients of such common stock agree in writing with the underwriters to be bound by the foregoing restrictions, (E) issuances of shares of common stock and securities convertible into shares of common stock, in either case issued in exchange for our outstanding debt securities or outstanding debt securities of any of our subsidiaries, provided that the number of such shares of common stock and the number of shares of common stock issuable upon conversion of such convertible securities shall not exceed 50,000,000 shares of common stock in the aggregate, (F) common stock sold in connection with the payment of taxes or exercise prices relating to awards under any employee benefit plan, stock ownership or stock incentive plan and (G) the common stock issuable pursuant to this offering including any common stock issued in connection with the exercise of the underwriters' overallotment option.

              In addition, certain of our executive officers and certain of our directors have agreed that, for a period of 75 days from the date of this prospectus supplement, they will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of our capital stock or any securities convertible or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, other than (i) shares of common stock disposed of as bona fide gifts, (ii) transfers incident to estate planning matters, including transfers of shares of common stock to one or more trusts for the benefit of such executive officer or director or members of such person's family, (iii) testamentary transfers and other transfers of shares of common stock made pursuant to the laws of descent and distribution and (iv) common stock sold in connection with the payment of taxes or exercise prices relating to awards under any employee benefit plan, stock ownership or stock incentive plan, provided, however, that in the case of any transfer, distribution or disposition pursuant to clause (i), (ii) or (iii) each donee, distributee or disposition recipient shall agree to be bound by the foregoing restrictions. Merrill Lynch, Pierce, Fenner & Smith Incorporated in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Price Stabilization, Short Positions

              In connection with the offering, the underwriters may purchase and sell the notes or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the overallotment option. "Naked" short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes or shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of the notes or our common stock prior to the completion of the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

              In the ordinary course of business, the underwriters and their affiliates have in the past and may in the future engage in investment banking or other transactions of financial nature with us, including the provision of certain advisory services to us, for which they have received, and may in the future receive, customary compensation.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

              Under the Credit Agreement, Merrill Lynch Capital Corporation is the administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated is the joint lead arranger and joint bookrunner and Banc of America Securities LLC is the sole lead arranger and sole bookrunner for certain tranches of the term loans.

              Affiliates of other underwriters have been, and may from time to time continue to be, lenders under the Credit Agreement, and an affiliate of Wells Fargo Securities, LLC, Wells Fargo Shareowner Services, is the transfer agent and registrar for our common stock.

Electronic Offer, Sale and Distribution of Securities

              In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated may facilitate Internet distribution for this offering to certain of its Internet subscription customers. Merrill Lynch, Pierce, Fenner & Smith Incorporated may allocate a limited principal amount of notes for sale to its online brokerage customers. An electronic prospectus supplement and the accompanying prospectus is available on the Internet website maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the Merrill Lynch, Pierce, Fenner & Smith Incorporated website is not part of this prospectus supplement or the accompanying prospectus.

Notice to Prospective Investors in the EEA

              In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any notes that are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant

Member State of any notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

    (a)
    to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

    (b)
    to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

    (c)
    by the underwriters to fewer than 100 natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

    (d)
    in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes shall result in a requirement for the publication by us or any representative of a prospectus supplement or accompanying prospectus pursuant to Article 3 of the Prospectus Directive.

              Any person making or intending to make any offer of notes within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus supplement or accompanying prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters that constitute the final offering of notes contemplated in this prospectus supplement and accompanying prospectus.

              For the purposes of this provision, and your representation below, the expression an "offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase any notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

              Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes under, the offer of notes contemplated by this prospectus supplement and accompanying prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

    (A)
    it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

    (B)
    in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such persons.

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

              This document, as well as any other material relating to the notes that are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus, do not constitute an issue prospectus pursuant to Article 652a and/or 1156 of the Swiss Code of Obligations. The notes will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the notes, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The notes are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the notes with the intention to distribute them to the public. The investors will be individually approached by the issuer from time to time. This document, as well as any other material relating to the notes, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

              This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The notes which are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this document you should consult an authorised financial adviser.

Notice to Prospective Investors in Hong Kong

              This prospectus supplement and the accompanying prospectus have not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The securities will not be offered or sold in Hong Kong other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

              This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Notice to Prospective Investors in Japan

              The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Australia

              No prospectus supplement, accompanying prospectus, disclosure document, offering material or advertisement in relation to the common shares has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, a person may not (a) make, offer or invite applications for the issue, sale or purchase of common shares within, to or from Australia (including an offer or invitation which is received by a person in Australia) or (b) distribute or publish this prospectus supplement, the accompanying prospectus or any other prospectus, disclosure document, offering material or advertisement relating to the common shares in Australia, unless (i) the minimum aggregate consideration payable by each offeree is the U.S. dollar equivalent of at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act 2001 (CWLTH) of Australia; and (ii) such action complies with all applicable laws and regulations.

LEGAL MATTERS

              The validity of the notes offered by this prospectus supplement will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. The underwriters are being represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

              The consolidated financial statements of Level 3 Communications, Inc. and its subsidiaries as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

              We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available at NASDAQ Operations, in Washington, D.C.

              The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of this offering:

  •
  Annual Report on Form 10-K, for the fiscal year ended December 31, 2009 filed on February 26, 2010;

  •
  Quarterly Reports on Form 10-Q, for the quarters ended March 31, 2010 (filed on May 7, 2010) and June 30, 2010 (filed on August 3, 2010);

  •
  Definitive Proxy Statement filed April 2, 2010, as supplemented; and

  •
  Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K), filed on January 6, 2010, January 21, 2010, March 19, 2010, April 28, 2010, May 25, 2010, August 27, 2010 and September 13, 2010.

              You may request a copy of these filings at no cost by writing or telephoning us at:

Vice President, Investor Relations
Level 3 Communications, Inc.
1025 Eldorado Boulevard
Broomfield, Colorado 80021
(720) 888-1000

              You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents. Our website has been provided for textual reference only.

              Any statements made in a document incorporated by reference in this prospectus supplement or the accompanying prospectus are deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement in this prospectus supplement or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus supplement or the accompanying prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

              The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference in this prospectus supplement or the accompanying prospectus, should be read in conjunction with documents we have filed with the SEC.

PROSPECTUS

Level 3 Communications, Inc.
Debt Securities
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts and Stock Purchase Units
Subscription Rights
Common Stock

Level 3 Financing, Inc.
Debt Securities

Guarantees of Debt Securities of Level 3 Financing, Inc. by Level 3 Communications, Inc. and
Level 3 Communications, LLC

Level 3 Communications, Inc. may offer and sell, from time to time, in one or more offerings:

  •
  debt securities;

  •
  preferred stock;

  •
  depositary shares;

  •
  warrants;

  •
  stock purchase contracts and stock purchase units;

  •
  subscription rights; and

  •
  common stock.

        These securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities may be senior or subordinated.

        Level 3 Financing, Inc. may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Level 3 Financing, Inc. may be fully and unconditionally guaranteed by Level 3 Communications, Inc. and, upon receipt of any regulatory approvals, Level 3 Communications, LLC, as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        The securities described in this prospectus may be issued in one or more series or issuances. We will provide specific terms of these securities and their offering prices in supplements to this prospectus. You should carefully read this prospectus and any prospectus supplement carefully before you invest in any of these securities.

        Our common stock is quoted on the Nasdaq Global Select Market under the symbol LVLT. The closing price of our common stock on the Nasdaq Global Select Market was $1.05 per share on October 31, 2008. None of the other securities offered by this prospectus are currently publicly traded.

        See "Risk Factors" on page 4 for a discussion of matters that you should consider before investing in these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2008.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering (each, a "prospectus supplement"). The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus or any prospectus supplement, as well as the information we have previously filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

        Unless otherwise indicated or except where the context otherwise requires, references in this prospectus to "Parent" means Level 3 Communications, Inc. References to "Financing" mean Level 3 Financing, Inc. References to "Level 3 LLC" mean Level 3 Communications, LLC. References to "we," "us," "our," the "Company" or similar terms and "Level 3" mean Parent together with its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available at NASDAQ Operations, in Washington, D.C.

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until we sell all of the securities:

  •
  Annual report on Form 10-K for the fiscal year ended December 31, 2007;

  •
  Quarterly reports on Form 10-Q for the quarter ended March 31, 2008 and June 30, 2008;

  •
  Current reports on Form 8-K filed March 11, 2008, March 19, 2008, March 26, 2008, May 23, 2008, June 6, 2008, October 15, 2008 and October 15, 2008 (however, we do not incorporate by reference the information under Item 7.01, Regulation FD Disclosure);

  •
  Proxy Statement filed on April 4, 2008 for the 2008 Annual Meeting of Stockholders; and

  •
  Registration statements on Forms 8-A/A filed March 31, 1998 and June 10, 1998.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Vice President, Investor Relations
Level 3 Communications, Inc.
1025 Eldorado Boulevard
Broomfield, Colorado 80021
(720) 888-1000

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

INFORMATION REGARDING FORWARD LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, and information that is based on the beliefs of our management as well as assumptions made by and information currently available to us. When we use the words "anticipate", "believe", "plan", "estimate" and "expect" and similar expressions in this prospectus, as they relate to us or our management, we are intending to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions.

        Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially depending on a variety of factors discussed in our filings with the SEC and under "Risk Factors." These forward-looking statements include, among others, statements concerning:

  •
  our communications business, its advantages and our strategy for continuing to pursue our business;

  •
  anticipated development and launch of new services in our business;

  •
  anticipated dates on which we will begin providing certain services or reach specific milestones in the development and implementation of our business strategy;

  •
  growth of the communications industry;

  •
  expectations as to our future revenue, margins, expenses, cash flows and capital requirements; and

  •
  other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        These forward-looking statements are subject to risks and uncertainties, including financial, regulatory, environmental, industry growth and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements. The most important factors that could prevent us from achieving our stated goals include, but are not limited to, our failure to:

  •
  integrate strategic acquisitions;

  •
  increase the volume of traffic on our network;

  •
  defend our intellectual property and proprietary rights;

  •
  successfully complete commercial testing of new technology and information systems to support new services;

  •
  develop new services that meet customer demands and generate acceptable margins;

  •
  attract and retain qualified management and other personnel; and

  •
  meet all of the terms and conditions of our debt obligations.

        Except as required by applicable law and regulations, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Further disclosures that we make on related subjects in our additional filings with the SEC should be consulted.

ABOUT THE REGISTRANTS

        The following highlights information about the registrants and our business contained elsewhere or incorporated by references in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. To fully understand our business, you should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Level 3 Communications, Inc.

        Parent, through its operating subsidiaries, engages primarily in the communications business. Parent was incorporated in Delaware in 1941.

        Level 3 is a facilities based provider (that is, a provider that owns or leases a substantial portion of the plant, property and equipment necessary to provide its services) of a broad range of integrated communications services. Level 3 has created its communications network generally by constructing its own assets, but also through a combination of purchasing and leasing other companies and facilities. Level 3's network is an advanced, international, facilities-based communications network. Level 3 designed its network to provide communications services, which employ and take advantage of rapidly improving underlying optical, Internet Protocol, computing and storage technologies.

Level 3 Financing, Inc.

        Financing is a wholly owned subsidiary of Parent, incorporated in Delaware in 1990. Financing is a holding company that holds, directly or indirectly, all of the outstanding equity interests of Parent's other subsidiaries, including Level 3 LLC.

Level 3 Communications, LLC

        Level 3 LLC is a wholly owned subsidiary of Parent organized in Delaware in 1997. Level 3 LLC is Parent's principal operating subsidiary.

Recent Events

        On October 23, 2008, Level 3 announced results for its third quarter ended September 30, 2008. Consolidated revenue was $1.07 billion for the third quarter 2008, compared to $1.06 billion for the third quarter 2007. Second quarter 2008 consolidated revenue was $1.09 billion. Core Communications Services revenue, which includes Level 3's Core Network Services and Wholesale Voice Services, was $964 million in the third quarter 2008, a 6 percent increase over $909 million in the third quarter 2007. Level 3's Other Communications Service revenue, which includes Level 3's SBC Contract Services revenue, declined 33 percent in the third quarter 2008 to $90 million, compared to $134 million in the third quarter 2007. Other Communications Services revenue, which includes SBC Contract Services revenue, was $100 million in the second quarter 2008. Level 3 reported a net loss for the third quarter of $120 million, or $0.08 per share, compared to a net loss of $174 million, or $0.11 per share for the third quarter 2007. For the second quarter 2008, the net loss was $33 million, or $0.02 per share, which included a $96 million, or $0.06 per share, gain on the sale of Level 3's Vyvx Advertising Distribution business.

        Level 3's results of operations and financial condition for the quarter ended September 30, 2008 are unaudited and reflect any adjustments necessary, in management's opinion, for a fair presentation of such information. Level 3's results for the quarter ended September 30, 2008 are not necessarily indicative of its results for the year ending December 31, 2008.

Current Organizational Structure

        The following organizational chart shows a simplified structure of Level 3 and only depicts certain of Parent's subsidiaries.

(1)
These other subsidiaries are owned at multiple levels.

The principal executive offices of each of Parent, Financing and Level 3 LLC are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 and our telephone number is (720) 888-1000. Our website is located at www.level3.com. The information on our website is not part of this prospectus.

RISK FACTORS

        Before you invest in our securities, you should carefully consider the risks involved. These risks include, but are not limited to:

  •
  the risks described in our annual report on Form 10-K filed with the SEC on February 29, 2008 and our quarterly reports on Form 10-Q filed with the SEC on May 12, 2008 and August 11, 2008, which are incorporated by reference in this prospectus; and

  •
  any risks that may be described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The ratio of earnings to fixed charges for each of the periods indicated was as follows:

	Six Months Ended June 30,		Fiscal Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—	—

        For this ratio, earnings consist of earnings (loss) before income taxes, minority interest and discontinued operations plus fixed charges (excluding capitalized interest but including amortization of capitalized interest). Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor. We had deficiencies of earnings to fixed charges of $185 million for the six months ended June 30, 2008, $813 million for the six months ended June 30, 2007, $1,068 million for the fiscal year ended December 31, 2007, $720 million for the fiscal year ended December 31, 2006, $634 million for the fiscal year ended December 31, 2005, $409 million for the fiscal year ended December 31, 2004 and $681 million for the fiscal year ended December 31, 2003.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be used for working capital, capital expenditures, refinancing existing indebtedness, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities of Parent and the debt securities of Financing. For purposes of this Description of Debt Securities, references to the issuer means either Parent or Financing, as applicable, and not any of their respective subsidiaries. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

        The debt securities will be the issuer's direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between the issuer and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are called indentures.

        We have summarized selected provisions of the indentures below. The summary is not complete. We have also filed the forms of the indentures as exhibits to the registration statement. You should read the applicable indenture for provisions that may be important to you before you buy any debt securities.

General Terms of Debt Securities

        The debt securities issued under each indenture may be issued without limit as to aggregate principal amount, in one or more series. Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under any of the indentures may resign or be removed with respect to one or more series of debt securities issued under that indenture, and a successor trustee may be appointed to act with respect to that series.

        If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of those trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each of those trustees only with respect to the one or more series of debt securities for which it is trustee.

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering and that series. These terms will contain some or all of the following:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the purchase price of the debt securities, expressed as a percentage of the principal amount;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

  •
  if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

  •
  if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest shall be calculated if other than that of a 360 day year of twelve 30-day months;

  •
  the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

  •
  if the issuer will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

  •
  the terms and conditions of any sinking fund or other similar provisions obligating the issuer or permitting a holder to require the issuer to redeem or purchase all or any portion of the debt securities prior to final maturity;

  •
  the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars;

  •
  whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

  •
  any additions or changes to the events of default in the respective indentures;

  •
  any additions or changes with respect to the other covenants in the respective indentures;

  •
  in the case of Parent debt securities, the terms and conditions, if any, upon which those debt securities may be convertible into common stock or preferred stock of Parent;

  •
  whether the debt securities will be issued in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations of the debt securities if other than $1,000 and multiples of $1,000;

  •
  the applicability of the defeasance and covenant defeasance provisions of the applicable indenture; and

  •
  any other terms of the debt securities consistent with the provisions of the applicable indenture.

        Debt securities may be issued under each indenture as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and multiples of $1,000.

Certificated Securities

        Except as otherwise stated in the applicable prospectus supplement, debt securities will not be issued in certificated form. If, however, debt securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any of those debt securities. The issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange of those debt securities.

Book-Entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominee or their respective successors are permitted.

        Unless otherwise stated, The Depository Trust Company ("DTC"), New York, New York will act as depositary for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

        DTC has provided the following information to us. DTC is a:

  •
  limited-purpose trust company organized under the New York Banking Law;

  •
  a banking organization within the meaning of the New York Banking Law;

  •
  a member of the U.S. Federal Reserve System;

  •
  a clearing corporation within the meaning of the New York Uniform Commercial Code; and

  •
  a clearing agency registered under the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, in deposited securities through electronic computerized book-entry changes in the direct participant's accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Principal and interest payments on global securities registered in the name of DTC's nominee will be made in immediately available funds to DTC's nominee as the registered owner of the global securities. The issuer and the trustee will treat DTC's nominee as the owner of the global securities for all other purposes as well. Accordingly, the issuer, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities. It is DTC's current practice, upon receipt of any payment of principal or interest, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee or the issuer.

        Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:

  •
  DTC notifies the issuer that it is unwilling or unable to continue as depositary;

  •
  DTC ceases to be a registered clearing agency and a successor depositary is not appointed by the issuer within 90 days; or

  •
  the issuer determines not to require all of the debt securities of a series to be represented by a global security and notifies the trustee of its decision.

Merger

        The issuer generally may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation if:

  •
  the issuer is the continuing corporation; or

  •
  the issuer is not the continuing corporation, the successor corporation, expressly assumes all payments on all the debt securities and the performance and observance of all the covenants and conditions of the applicable indenture; and

  •
  neither the issuer nor the successor corporation is in default immediately after the transaction under the applicable indenture.

Events of Default, Notice and Waiver

        Senior indenture. Each senior indenture provides that the following are events of default with respect to any series of senior debt securities under that indenture:

  •
  default for 30 days in the payment of any interest on any debt security of that series;

  •
  default in the payment of the principal of or premium, if any, on any debt security of that series at its maturity;

  •
  default in making a sinking fund payment required for any debt security of that series;

  •
  certain events of bankruptcy, insolvency or reorganization of the issuer or its property; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        The senior trustee generally may withhold notice to the holders of any series of debt securities of any default with respect to that series if it considers the withholding to be in the interest of those holders. However, the senior trustee may not withhold notice of any default in the payment of the principal of, or premium, if any, or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series.

        If an event of default with respect to any series of senior debt securities occurs and is continuing, the senior trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series immediately due and payable. Subject to certain conditions, the holders of a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration. However, they may only do so if all events of default, other than the non-payment of accelerated principal or specified portion of accelerated principal, with respect to debt securities of that series have been cured or waived.

        Holders of a majority in principal amount of any series of outstanding senior debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default. The prospectus supplement relating to any series of senior debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default. Within 120 days after the close of each fiscal year, the issuer must file with the senior trustee a statement, signed by specified of its officers, stating whether those officers have knowledge of any default under the senior indenture.

        Except with respect to its duties in case of default, the senior trustee is not obligated to exercise any of its rights or powers at the request or direction of any holders of any series of outstanding senior debt securities, unless those holders have offered the senior trustee reasonable security or indemnity. Subject to those indemnification provisions and limitations contained in the applicable senior indenture, the holders of a majority in principal amount of any series of the outstanding debt securities issued thereunder may direct any proceeding for any remedy available to the senior trustee, or the exercising of any of the senior trustee's trusts or powers.

        Subordinated indenture. Each subordinated indenture provides that the following are events of default with respect to any series of subordinated debt securities:

  •
  default for 30 days in the payment of any interest on any debt security of that series;

  •
  default in the payment of the principal of or premium, if any, on any debt security of that series at its maturity;

  •
  default in making a sinking fund payment required for any debt security of that series;

  •
  certain events relating to the bankruptcy, insolvency or reorganization of the issuer or its property; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        The subordinated trustee generally may withhold notice to the holders of any series of subordinated debt securities of any default with respect to that series if it considers the withholding to be in the interest of the holders. However, the subordinated trustee may not withhold notice of any default in the payment of the principal of or premium, if any or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series.

        If an event of default with respect to any series of subordinated debt securities occurs and is continuing, the subordinated trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series immediately due and payable. Subject to certain conditions, the holders of a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration.

        However, they may only do so if all events of default with respect to debt securities of that series have been cured or waived. Holders of a majority in principal amount of any series of the outstanding subordinated debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default. The prospectus supplement relating to any series of subordinated debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default. Within 120 days after the close of each fiscal year, the issuer must file with the subordinated trustee a statement, signed by specified officers of the issuer, stating whether such officers have knowledge of any default under the subordinated indenture.

        Except with respect to its duties in case of default, the subordinated trustee is not obligated to exercise any of its rights or powers at the request or direction of any holders of any series of outstanding subordinated debt securities, unless those holders have offered the subordinated trustee reasonable security or indemnity. Subject to those indemnification provisions and limitations contained in the applicable subordinated indenture, the holders of a majority in principal amount of any series of the outstanding subordinated debt securities may direct any proceeding for any remedy available to the subordinated trustee, or the exercising of any of the subordinated trustee's trusts or powers.

Modification of the Indentures

        Senior indenture.    Modifications and amendments of a senior indenture may be made only, subject to some exceptions, with the consent of the holders of a majority in aggregate principal amount of all outstanding debt securities under that senior indenture which are affected by the modification or amendment. However, the holder of each affected senior debt security must consent to any modification or amendment of the senior indenture that:

  •
  changes the stated maturity of the principal of, or the premium, if any, or any installment of interest on, that debt security;

  •
  reduces the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security;

  •
  reduces the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy;

  •
  adversely affects any right of repayment of the holder of that debt security;

  •
  changes the place of payment where, or the currency in which, any payment on that debt security is payable;

  •
  impairs the right to institute suit to enforce any payment on or with respect to that debt security; or

  •
  reduces the percentage of outstanding debt securities of any series necessary to modify or amend that senior indenture or to waive compliance with some of its provisions or defaults and their consequences.

        The issuer and the senior trustee may amend a senior indenture without the consent of the holders of any senior debt securities issued thereunder in certain limited circumstances, such as:

  •
  to evidence the succession of another entity to the issuer and the assumption by the successor of its covenants contained in that senior indenture;

  •
  to secure the securities; and

  •
  to cure any ambiguity, to correct or supplement any provision in that senior indenture which may be inconsistent with any other provision of that senior indenture.

        Subordinated indenture.    Modifications and amendments to a subordinated indenture may be made only, subject to some exceptions, with the consent of the holders of a majority in aggregate principal amount of all outstanding debt securities under that subordinated indenture which are affected by the modification or amendment. However, the holder of each affected subordinated debt security must consent to any modification or amendment of the subordinated indenture that:

  •
  changes the stated maturity of the principal of, or the premium, if any, or any installment of interest on, that debt security;

  •
  reduces the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security;

  •
  reduces the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy;

  •
  adversely affects any right of the repayment of the holder of that debt security;

  •
  changes the place of payment where, or the currency in which, any payment on that debt security is payable;

  •
  impairs the right to institute suit to enforce any payment on or with respect to that debt security; or

  •
  reduces the percentage of outstanding debt securities of any series necessary to modify or amend that subordinated indenture or to waive compliance with some of its provisions or defaults and their consequences.

        The issuer and the subordinated trustee also may amend a subordinated indenture without the consent of the holders of any subordinated securities issued thereunder in certain limited circumstances, such as:

  •
  to evidence the succession of another entity to the issuer and the assumption by the successor of its covenants contained in that subordinated indenture;

  •
  to secure the securities; and

  •
  to cure any ambiguity, to correct or supplement any provision in that subordinated indenture which may be inconsistent with any other provision of that subordinated indenture.

Defeasance and Covenant Defeasance

        When the issuer establishes a series of debt securities, it may provide that that series is subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are made applicable, the issuer may elect either:

  •
  to defease and be discharged from, subject to some limitations, all of its obligations with respect to those debt securities; or

  •
  to be released from its obligations to comply with specified covenants relating to those debt securities as described in the applicable prospectus supplement.

        To effect that defeasance or covenant defeasance, the issuer must irrevocably deposit in trust with the relevant trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on those debt securities and any mandatory sinking fund or analogous payments on those debt securities.

        On such a defeasance, the issuer will not be released from obligations:

  •
  to pay additional amounts, if any, upon the occurrence of some events;

  •
  to register the transfer or exchange of those debt securities;

  •
  to replace some of those debt securities;

  •
  to maintain an office relating to those debt securities;

  •
  to hold moneys for payment in trust will not be discharged.

        To establish such a trust the issuer must, among other things, deliver to the relevant trustee an opinion of counsel to the effect that the holders of those debt securities:

  •
  will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

  •
  will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

Government obligations mean generally securities which are:

  •
  direct obligations of the U.S. or of the government which issued the foreign currency in which the debt securities of a particular series are payable, in each case, where the issuer has pledged its full faith and credit to pay the obligations; or

  •
  obligations of an agency or instrumentality of the U.S. or of the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. or that other government.

        In any case, the issuer of government obligations cannot have the option to call or redeem the obligations. In addition, government obligations include, subject to certain qualifications, a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any such government obligation held by the custodian for the account of a depository receipt holder.

        If the issuer effects covenant defeasance with respect to any debt securities, the amount on deposit with the relevant trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity. However, those debt securities may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which the issuer has not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities at the time of the acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

Senior Debt Securities

        Senior debt securities are to be issued under a senior indenture. Each series of senior debt securities will constitute senior indebtedness of the issuer and will rank equally with each other series of senior debt securities under that indenture and other senior indebtedness of the issuer. All subordinated debt, including, but not limited to, all subordinated securities, will be subordinated to the senior debt securities and other senior indebtedness.

Subordination of Subordinated Securities

        Subordinated indenture.    Payments on the subordinated securities of an issuer will be subordinated to the issuer's senior indebtedness, whether outstanding on the date of the subordinated indenture or incurred after that date. At June 30, 2008, Parent's aggregate senior indebtedness was approximately $1,637 million and Financing's aggregate senior indebtedness was approximately $4,209 million. The applicable prospectus supplement for each issuance of subordinated securities will specify the aggregate amount of the issuer's outstanding indebtedness as of the most recent practicable date that would rank senior to and equally with the offered subordinated securities.

        Ranking.    No class of subordinated securities of an issuer is subordinated to any other class of subordinated debt securities of that issuer. See "Subordination provisions" below.

        Subordination provisions.    If any of certain specified events occur, the holders of an issuer's senior indebtedness must receive payment of the full amount due on the senior indebtedness of that issuer, or that payment must be duly provided for, before that issuer may make payments on the subordinated securities. These events are:

  •
  any distribution of the issuer's assets upon its liquidation, reorganization or other similar transaction except for a distribution in connection with a merger or other transaction complying with the covenant described above under "Merger";

  •
  the occurrence and continuation of a payment default on any senior indebtedness of the issuer; or

  •
  a declaration of the principal of any series of the issuer's subordinated securities, or, in the case of original issue discount securities, the portion of the principal amount specified under their terms, as due and payable, that has not been rescinded and annulled.

        However, if the event is the acceleration of any series of an issuer's subordinated securities, only the holders of that issuer's senior indebtedness outstanding at the time of the acceleration of those subordinated securities, or, in the case of original issue discount securities, that portion of the principal amount specified under their terms, must receive payment of the full amount due on that senior indebtedness, or such payment must be duly provided for, before the issuer makes payments on the subordinated securities.

        As a result of the subordination provisions, some of an issuer's general creditors, including holders of that issuer's senior indebtedness, may recover more, ratably, than the holders of that issuer's subordinated securities in the event of insolvency.

Definition of Senior Indebtedness

        Senior indebtedness of an issuer means the following indebtedness or obligations of that issuer:

  •
  the principal of, premium, if any, and unpaid interest on indebtedness for money borrowed; and

  •
  obligations associated with derivative products.

        However, indebtedness or obligations are not senior indebtedness if the instrument by which the issuer becomes obligated for that indebtedness or those obligations expressly provides that that indebtedness or those obligations are junior or pari passu in right of payment to any other of the issuer's indebtedness or obligations.

Convertible Debt Securities

        Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to debt securities of Parent that will be convertible into common stock or preferred stock of Parent.

        The holder of unredeemed convertible debt securities may, at any time during the period specified in the applicable prospectus supplement, convert those convertible debt securities into shares of common stock or preferred stock. The conversion price or rate for each $1,000 principal amount of convertible debt securities will be specified in the applicable prospectus supplement. The holder of a convertible debt security may convert a portion of the convertible debt security which is $1,000 principal amount or any multiple of $1,000. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption. However, in the case of repayment at the option of the applicable holder, conversion rights will terminate upon receipt of written notice of the holder's exercise of that option.

        In certain events, the conversion price or rate will be subject to adjustment as specified in the applicable indenture. For debt securities convertible into common stock, those events include:

  •
  the issuance of shares of common stock as a dividend on the common stock;

  •
  subdivisions and combinations of common stock;

  •
  the issuance to all holders of common stock of rights or warrants entitling such holders for a period not exceeding 45 days to subscribe for or purchase shares of common stock at a price per share less than its current per share market price; and

  •
  the distribution to all holders of common stock of:

  (1)
  shares of Parent's capital stock, other than common stock;

  (2)
  evidence of Parent's indebtedness or assets excluding cash dividends or distributions paid from the issuer's retained earnings; or

  (3)
  subscription rights or warrants other than those referred to above.

        No adjustment of the conversion price or rate will be required in any of these cases unless an adjustment would require a cumulative increase or decrease of at least 1% in that price or rate. Fractional shares of common stock will not be issued upon conversion. In place of fractional shares, Parent will pay a cash adjustment. Unless otherwise specified in the applicable prospectus supplement, convertible debt securities convertible into common stock surrendered for conversion between any record date for an interest payment and the related interest payment date must be accompanied by payment of an amount equal to the interest payment on the surrendered convertible debt security. However, that payment does not have to accompany convertible debt securities surrendered for conversion if those convertible debt securities have been called for redemption during that period.

        The adjustment provisions for debt securities convertible into shares of preferred stock will be determined at the time of an issuance of debt securities and will be described in the applicable prospectus supplement.

Guarantees

        If the applicable prospectus supplement relating to a series of debt securities of Financing provides that those debt securities will have the benefit of a guarantee by Parent and/or (upon receipt of all required regulatory approvals) Level 3 LLC, then such debt securities will be fully and unconditionally guaranteed by Parent and/or Level 3 LLC, as applicable. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into another company, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. PREFERRED STOCK

        This section describes the general terms and provisions of Parent's preferred stock. The applicable prospectus supplement will describe the specific terms of the preferred stock offered through that prospectus supplement as well as any general terms described in this section that will not apply to those shares of preferred stock.

        Parent has summarized certain selected terms of the preferred stock in this section. The summary is not complete. You should read Parent's restated certificate of incorporation that is an exhibit to its Current Report on Form 8-K filed with the SEC on May 23, 2008 and the certificate of designation relating to the applicable series of the preferred stock that it will file with the SEC for additional information before you buy any preferred stock.

General

        Parent's restated certificate of incorporation and Delaware General Corporation Law gives its board of directors the authority, without further stockholder action, to issue a maximum of 10,000,000 shares of preferred stock. The board of directors has the authority to fix the following terms with respect to shares of any series of preferred stock:

  •
  the designation of the series;

  •
  the number of shares to comprise the series;

  •
  the dividend rate or rates payable with respect to the shares of the series;

  •
  the redemption price or prices, if any, and the terms and conditions of any redemption;

  •
  the voting rights;

  •
  any sinking fund provisions for the redemption or purchase of the shares of the series;

  •
  the terms and conditions upon which the shares are convertible or exchangeable, if they are convertible or exchangeable; and

  •
  any other relative rights, preferences and limitations pertaining to the series.

        The preferred stock will have the rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

  •
  the designation, stated value and liquidation preference of that series of the preferred stock and the number of shares offered;

  •
  the initial public offering price at which the shares will be issued;

  •
  the dividend rate or rates or method of calculation of dividends, the dividend periods, the date or dates on which dividends will be payable and whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  •
  any redemption or sinking fund provisions;

  •
  any conversion or exchange provisions;

  •
  the procedures for any auction and remarketing, if any, of that series of preferred stock;

  •
  whether interests in that series of preferred stock will be represented by Parent depositary shares; and

  •
  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of that series of preferred stock.

        When Parent issues shares of preferred stock against payment for the shares, they will be fully paid and nonassessable. This means that the full purchase price for those shares will have been paid and the holders of those shares will not be assessed any additional monies for those shares. Holders of preferred stock will have no preemptive rights to subscribe for any additional securities that Parent may issue.

        Because Parent is a holding company, its rights and the rights of holders of its securities, including the holders of preferred stock, to participate in the distribution of assets of any of its subsidiaries upon its liquidation or recapitalization will be subject to the prior claims of its creditors and preferred stockholders. Parent will not be structurally subordinated to the extent it is a creditor with recognized claims against the subsidiary or is a holder of preferred stock of the subsidiary.

Dividends

        The holders of the preferred stock will be entitled to receive dividends, if declared by Parent's board of directors out of its assets that it can legally use to pay dividends. The prospectus supplement relating to a particular series of preferred stock will describe the dividend rates and dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. Parent will pay dividends to the holders of record as they appear on its stock books on the record dates fixed by its board of directors. The applicable prospectus supplement will specify whether dividends will be paid in the form of cash, preferred stock or common stock.

        The applicable prospectus supplement will also state whether dividends on any series of preferred stock are cumulative or noncumulative. If Parent's board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period. In those circumstances, Parent will not be obligated to pay the dividend accrued for that period, whether or not dividends on such preferred stock are declared or paid on any future dividend payment dates.

        Parent's board of directors may not declare and pay a dividend on any of its stock ranking, as to dividends, equal with or junior to any series of preferred stock unless full dividends on that series have been declared and paid, or declared and sufficient money is set aside for payment. Until either full dividends are paid, or are declared and payment is set aside, on preferred stock ranking equal as to dividends, then:

  •
  Parent will declare any dividends pro rata among the preferred stock of each series and any preferred stock ranking equal to the preferred stock as to dividends; in other words, the dividends it declares per share on each series of such preferred stock will bear the same relationship to each other that the full accrued dividends per share on each such series of the preferred stock bear to each other;

  •
  other than such pro rata dividends, Parent will not declare or pay any dividends or declare or make any distributions upon any security ranking junior to or equal with the preferred stock as to dividends or upon liquidation, except dividends or distributions paid for with securities ranking junior to the preferred stock as to dividends and upon liquidation; and

  •
  Parent will not redeem, purchase or otherwise acquire or set aside money for a sinking fund for any securities ranking junior to or equal with the preferred stock as to dividends or upon liquidation except by conversion into or exchange for stock junior to the preferred stock as to dividends and upon liquidation.

        Parent will not owe any interest, or any money in lieu of interest, on any dividend payment(s) on any series of the preferred stock which may be past due.

Redemption

        Preferred stock may be redeemable, in whole or in part, at Parent's option, and may be subject to mandatory redemption through a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed preferred stock will become authorized but unissued shares of preferred stock that Parent may issue in the future.

        If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that Parent will redeem each year and the redemption price. If preferred stock is redeemed, Parent will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. In the case of any noncumulative series of preferred stock, accrued and unpaid dividends will not include any accumulation of dividends for prior dividend periods. The applicable prospectus supplement will also specify whether Parent will pay the redemption price in cash or other property. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of Parent's capital stock, the terms of that preferred stock may provide for its automatic conversion upon the occurrence of certain events. These events include if no capital stock has been issued or if the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due.

        If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, Parent's board of directors will determine the number of shares to be redeemed. Parent may redeem the shares pro rata from the holders of record in proportion to the number of shares held by them, with adjustments to avoid redemption of fractional shares, or by lot in a manner determined by Parent's board of directors.

        Even though the terms of a series of preferred stock may permit redemption of shares of preferred stock in whole or in part, if any dividends, including accumulated dividends, on that series are past due:

  •
  Parent will not redeem any preferred stock of that series unless it simultaneously redeems all outstanding shares of preferred stock of that series; and

  •
  Parent will not purchase or otherwise acquire any preferred stock of that series.

        The prohibition discussed in the prior sentence will not prohibit Parent from purchasing or acquiring preferred stock of that series through a purchase or exchange offer if it makes the offer on the same terms to all holders of that series.

        Unless the applicable prospectus supplement specifies otherwise, Parent will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed, between 30 to

60 days prior to the date fixed for redemption. Parent will mail the notices to the holders' addresses as they appear on its stock records. Each notice will state:

  •
  the redemption date;

  •
  the number of shares and the series of the preferred stock to be redeemed;

  •
  the redemption price;

  •
  the place or places where holders can surrender the certificates for the preferred stock for payment of the redemption price;

  •
  that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

  •
  the date when the holders' conversion rights, if any, will terminate.

        If Parent redeems fewer than all shares of any series of the preferred stock held by any holder, it will also specify the number of shares to be redeemed from the holder in the notice.

        If Parent has given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:

  •
  the dividends on the preferred stock called for redemption will no longer accrue;

  •
  such shares will no longer be considered outstanding; and

  •
  the holders will no longer have any rights as stockholders except to receive the redemption price.

        When the holders of these shares surrender the certificates representing these shares, in accordance with the notice, the redemption price described above will be paid out of the funds Parent provides. If fewer than all the shares represented by any certificate are redeemed, a new certificate will be issued representing the unredeemed shares without cost to the holder of those shares.

Conversion or Exchange Rights

        The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities.

Rights Upon Liquidation

        Unless the applicable prospectus supplement states otherwise, if Parent liquidates, dissolves or winds up its business, the holders of shares of each series of the preferred stock will be entitled to receive:

  •
  liquidation distributions in the amount stated in the applicable prospectus supplement; and

  •
  all accrued and unpaid dividends whether or not earned or declared.

        Parent will pay these amounts to the holders of shares of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with that series of preferred stock as to liquidating distributions, out of its assets available for distribution to stockholders. These payments will be made before any distribution is made to holders of any securities ranking junior to the series of preferred stock upon liquidation.

        If Parent liquidates, dissolves or winds up its business and the assets available for distribution to the holders of the preferred stock of any series and any other shares of its stock ranking equal with that series as to liquidating distributions are insufficient to pay all amounts to which the holders are entitled, then it will only make pro rata distributions to the holders of all shares ranking equal as to liquidating distributions. This means that the distributions Parent pays to these holders will bear the same relationship to each other that the full distributable amounts for which these holders are respectively entitled upon liquidation of its business bear to each other.

        After Parent pays the full amount of the liquidation distribution to which the holders of a series of the preferred stock are entitled, those holders will have no right or claim to any of Parent's remaining assets.

Voting Rights

        Except as indicated below or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of preferred stock will not be entitled to vote.

        If Parent fails to pay dividends on any shares of preferred stock for six consecutive quarterly periods, the holders of those shares of preferred stock, voting separately as a class with all other series of preferred stock upon which the same voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to the board of directors. This may be done at a special meeting called by the holders of record of at least 20% of those shares of preferred stock or the next annual meeting of stockholders and at each subsequent meeting until:

  •
  in the case of a series of preferred stock with cumulative dividends, all dividends accumulated on that series of preferred stock for the past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment of these dividends has been set aside for payment; or

  •
  in the case of a series of noncumulative preferred stock, four consecutive quarterly dividends on that series of noncumulative preferred stock have been fully paid or declared and a sum sufficient for the payment of these dividends has been set aside for payment.

        In this case, the entire board of directors will be increased by two directors.

        So long as any shares of preferred stock remain outstanding, unless Parent receives the consent of the holders of any outstanding series of preferred stock as specified below, it will not:

  •
  authorize, issue or increase the authorized amount of, any capital stock ranking prior to the outstanding series of preferred stock as to dividends or liquidating distributions;

  •
  reclassify any capital stock into any shares with this kind of prior ranking;

  •
  authorize or issue any obligation or security that represents the right to purchase any capital stock with this kind of prior ranking; or

  •
  amend or alter the provisions of its restated certificate of incorporation, so as to materially and adversely affect any right, preference, privilege or voting power of that series of preferred stock or the holders of that series of preferred stock.

        This consent must be given by the holders of at least two-thirds of each series of all outstanding preferred stock described in the preceding sentence, voting separately as a class. Parent will not be required to obtain this consent with respect to the actions relating to changes to its restated certificate of incorporation, however, if it only:

  •
  increases the amount of the authorized preferred stock or any outstanding series of preferred stock or any of its other capital stock; or

  •
  creates and issues another series of preferred stock or any other capital stock; and

  •
  in either case, this preferred stock ranks equal with or junior to the outstanding preferred stock as to dividends and liquidating distributions.

 DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. DEPOSITARY SHARES

        This section describes the general terms and provisions of shares of Parent preferred stock represented by depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

        Parent has summarized in this section certain terms and provisions of the deposit agreement, the depositary shares and the receipts representing depositary shares. The summary is not complete. You should read the forms of deposit agreement and depositary receipt that Parent has filed with the SEC for additional information before you buy any depositary shares that represent preferred stock of that series.

General

        Parent may issue depositary receipts evidencing the depositary shares. Each depositary share will represent a fraction of a share of preferred stock. Shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among Parent, the preferred stock depositary and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares. Those rights include any dividend, voting, conversion, redemption and liquidation rights. Immediately following Parent's issuance and delivery of the preferred stock to the preferred stock depositary, it will cause the preferred stock depositary to issue the depositary receipts on its behalf.

Dividends and Other Distributions

        The preferred stock depositary will distribute all dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts in proportion to the number of depositary receipts owned by those holders.

        If there is a distribution other than in cash, the preferred stock depositary will distribute property it receives to the entitled record holders of depositary receipts. However, if the preferred stock depositary determines that it is not feasible to make that distribution, the preferred stock depositary may, with Parent's approval, sell the property and distribute the net proceeds from this sale to the holders of depositary shares.

Withdrawal of Stock

        If a holder of depositary receipts surrenders the depositary receipts at the corporate trust office of the preferred stock depositary, the holder will be entitled to receive the number of shares of the preferred stock and any money or other property represented by those depositary shares. However, the holder will not be entitled to receive these shares and related assets if the related depositary shares have previously been called for redemption or converted or exchanged into other securities of Parent. Holders of depositary receipts will be entitled to receive whole or fractional shares of the preferred stock on the basis of the proportion of preferred stock represented by each depositary share specified in the applicable prospectus supplement. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to receive depositary shares in exchange for shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that is more than the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will issue the holder a new depositary receipt evidencing this excess number of depositary shares at the same time.

Redemption of Depositary Shares

        Whenever Parent redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of that redemption date the number of depositary shares representing shares of the preferred stock so redeemed. However, Parent must have paid in full the redemption price of the preferred stock to be redeemed plus any accrued and unpaid dividends on the preferred stock to the preferred stock depositary.

        The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary pro rata or by lot or another equitable method. In each case, Parent will determine the method for selecting the depositary shares.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of the related depositary receipts will cease, except the right to receive money or other property that the holders of the depositary receipts were entitled to receive upon such redemption. These payments will be made when the holders surrender their depositary receipts to the preferred stock depositary.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the preferred stock depositary as to how the preferred stock underlying the holder's depositary shares will be voted. The record date for the depositary shares will be the same as the record date for the preferred stock.

        The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares according to these instructions. Parent will agree to take all reasonable action deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to vote the preferred stock in that manner. The preferred stock depositary will not vote shares of preferred stock for which it does not receive specific instructions from the holders of depositary shares representing that preferred stock. The preferred stock depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.

Exchange of Preferred Stock

        Whenever Parent exchanges all of the shares of preferred stock held by the preferred stock depositary for debt securities or common stock, the preferred stock depositary will exchange as of that exchange date all depositary shares representing all of the shares of the preferred stock exchanged for debt securities or common stock. However, Parent must have issued and deposited with the preferred stock depositary debt securities or common stock for all of the shares of the preferred stock to be exchanged.

        The exchange rate per depositary share will be equal to the exchange rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share, plus all money and other property, if any, represented by such depositary shares, including all accrued and unpaid dividends on the shares of preferred stock.

Conversion of Preferred Stock

        The depositary shares, as such, are not convertible or exchangeable into common stock or any of Parent's other securities or property. Nevertheless, the prospectus supplement relating to an offering of depositary shares may provide that the holders of depositary receipts may surrender their depositary receipts to the preferred stock depositary with written instructions to the preferred stock depositary to instruct Parent to cause the conversion or exchange of the preferred stock represented by these depositary shares. Parent has agreed that upon receipt of these instructions and any related amounts payable it will cause the requested conversion or exchange. If the depositary shares are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between Parent and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock requires the approval of the holders of at least two thirds of the depositary shares then outstanding.

        Parent may terminate the deposit agreement upon not less than 60 days' notice if holders of a majority of the depository shares then outstanding consent. If Parent terminates the deposit agreement, the preferred stock depositary will deliver or make available to each holder of depositary receipts that surrenders the depositary receipts it holds, the number of whole or fractional shares of preferred stock represented by the depositary shares evidenced by these depositary receipts.

        In addition, the deposit agreement will automatically terminate if:

  •
  all outstanding depositary shares are redeemed, converted or exchanged; or

  •
  there is a final distribution in respect of the related preferred stock in connection with any liquidation of Parent's business and the distribution has been distributed to the holders of the related depositary receipts.

Charges of Preferred Stock Depositary

        Parent will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, Parent will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering notice to Parent. Parent also may remove the preferred stock depositary at any time. Resignations or removals will take effect upon the appointment of a successor preferred stock depositary. This successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred stock depositary will forward to holders of depositary receipts any reports and communications that Parent sends to the preferred stock depositary with respect to the related preferred stock.

        Neither Parent nor the preferred stock depositary will be liable if it is prevented or delayed, by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Parent's obligations and the preferred stock depositary's obligations under the deposit agreement will be limited to performance in good faith and without negligence or willful misconduct of the duties described in the deposit agreement. Neither Parent nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary receipts, depositary shares or shares of preferred stock unless satisfactory indemnity is furnished. Parent and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and authorized to this information and on documents believed to be genuine.

        If the preferred stock depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary will be entitled to act on the claims, requests or instructions received from Parent.

DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. WARRANTS

General

        Parent may issue, together with other securities or separately, warrants to purchase its debt securities, common stock, preferred stock or depositary shares. Parent will issue the warrants under warrant agreements to be entered into between it and a bank or trust company, as warrant agent, all as shall be set forth in the applicable prospectus supplement. The warrant agent will act solely as Parent's agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

  •
  the title of the warrants;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with such security;

  •
  the price or prices at which the warrants will be issued;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants which may be exercised at any time; and

  •
  information with respect to book-entry procedures, if any.

Exercise of Warrants

        Each warrant will entitle the holder thereof to purchase for cash the amount of debt securities, shares of preferred stock, shares of Parent's common stock or depositary shares at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to those warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, Parent will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. STOCK PURCHASE CONTRACTS AND
STOCK PURCHASE UNITS

        Parent may issue stock purchase contracts, including contracts obligating holders to purchase from Parent, and obligating Parent to sell to the holders, a specified number of shares of its common stock, or its preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of (1) a stock purchase contract and (2) debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase Parent's common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require Parent to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units.

        Unless otherwise specified in the applicable prospectus supplement, the securities related to the stock purchase contracts will be pledged to a collateral agent, for Parent's benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of stock purchase contracts to purchase shares of Parent's common stock or its preferred stock under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to Parent's security interest in those pledged securities.

        That security interest will be created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

        Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to Parent or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the stock purchase contract.

DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. SUBSCRIPTION RIGHTS

General

        Parent may issue subscription rights to purchase its debt securities, its common stock, its preferred stock, depositary shares of warrants to purchase debt securities, common stock, preferred stock or depositary shares. Parent may issue subscription rights independently or together with any other offered security. The subscription rights may or may not be transferable by the recipient of the subscription rights. In connection with any subscription rights offering to its stockholders, Parent may enter into a standby underwriting arrangement with one or more underwriters providing for the underwriter(s) to purchase any offered securities remaining unsubscribed for after the subscription rights offering. In connection with a subscription rights offering to Parent's stockholders, certificates evidencing the subscription rights and a prospectus supplement will be distributed to its stockholders on the record date for receiving subscription rights in the subscription rights offering set by use.

        The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

  •
  the title of the subscription rights;

  •
  the securities for which the subscription rights are exercisable;

  •
  the exercise price for the subscription rights;

  •
  the number of subscription rights issued to each stockholder;

  •
  the extent to which the subscription rights are transferable;

  •
  if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights;

  •
  any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights will commence, and the date on which the right will expire;

  •
  the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting arrangement entered into by Parent in connection with the subscription rights offering.

Exercise of Subscription Rights

        Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of debt securities, shares of Parent's preferred stock, depositary shares, its common stock, warrants or any combination of those securities at the exercise price as will be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

        Subscription rights may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, Parent will, as soon as practicable, forward the securities purchasable upon such exercise. In the event that not all of the subscription rights issued in any offering are exercised, Parent may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. COMMON STOCK

        Parent may issue, either separately or together with other securities, shares of its common stock. Under its restated certificate of incorporation, Parent is authorized to issue up to 2,250,000,000 shares of its common stock. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant terms, including the number of shares offered, any initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities. See "Description of Outstanding Capital Stock" below.

DESCRIPTION OF OUTSTANDING CAPITAL STOCK OF LEVEL 3 COMMUNICATIONS, INC.

        Parent has summarized some of the terms and provisions of its outstanding capital stock in this section. The summary is not complete. Parent has also filed its restated certificate of incorporation and its amended and restated by-laws as exhibits to its Current Report on Form 8-K filed with the SEC on May 23, 2008. You should read Parent's restated certificate of incorporation and its amended and restated by-laws for additional information before you purchase any of Parent's capital stock.

        As of October 31, 2008, Parent's authorized capital stock was 2,260,000,000 shares. Those shares consisted of:

  •
  2,250,000,000 shares of common stock, par value $.01 per share; and

  •
  10,000,000 shares of preferred stock, par value $.01 per share.

        As of October 31, 2008, there were 1,611,053,938 shares of common stock and no shares of preferred stock outstanding.

Common Stock

        Subject to the senior rights of preferred stock which may from time to time be outstanding, holders of common stock are entitled to receive dividends declared by the board of directors out of funds legally available for their payment. Upon dissolution and liquidation of Parent's business, holders of common stock are entitled to a ratable share of Parent's net assets remaining after payment to the holders of the preferred stock of the full preferential amounts they are entitled to. All outstanding shares of common stock are fully paid and nonassessable.

        The holders of common stock are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. Holders of common stock are not entitled to cumulative voting for the election of directors. They are not entitled to preemptive rights.

        The transfer agent and registrar for the common stock is Wells Fargo Bank Minnesota, N.A.

Preferred Stock

        The preferred stock has priority over the common stock with respect to dividends and to other distributions, including the distribution of assets upon liquidation. The board of directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the preferred stock, to establish series of preferred stock and to fix and determine the variations as among series. The board of directors without stockholder approval could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. Quarterly dividends per unit equal the amount of the quarterly dividend paid per share of common stock, when, as and if declared by the board of directors. The holders of units are entitled to one vote per unit, voting together with the common stock on all matters submitted to the stockholders. As of the date of this prospectus, there are no outstanding shares of preferred stock.

Anti-Takeover Provisions

        Parent currently has provisions in its restated certificate of incorporation and amended and restated by-laws that could have an anti-takeover effect. The provisions in the restated certificate of incorporation include:

  •
  a prohibition on its stockholders taking action by written consent; and

  •
  the requirement that special meetings of stockholders be called only by the board of directors or the chairman of the board.

        The amended and restated by-laws contain specific procedural requirements for the nomination of directors and the introduction of business by a stockholder of record at an annual meeting of stockholders where such business is not specified in the notice of meeting or brought by or at the discretion of the board of directors.

PLAN OF DISTRIBUTION

        We may sell the offered securities as follows:

  •
  through agents;

  •
  through underwriters;

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  to dealers; or

  •
  directly to one or more purchasers.

By Agents

        Offered securities may be sold through agents designated by us. Unless otherwise indicated in a prospectus supplement, the agents will use their best efforts to solicit purchases for the period of their appointment.

By Underwriters

        If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

To Dealers

        If a dealer is used in the sale, we will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale.

Direct Sales

        We may also sell offered securities directly to institutional investors or others. These sales may include ones made under arrangements with the investors under which we have the right to require the investors to purchase the offered securities from us from time to time at prices tied to the market price for those securities.

Delayed Delivery Contracts

        We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the prospectus supplement. The prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

  •
  that the institution's purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

  •
  that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

General Information

        Underwriters, dealers, agents and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation described in a prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

        The place, time of delivery and other terms of the sale of the offered securities will be described in the prospectus supplement.

LEGAL MATTERS

        Willkie Farr & Gallagher LLP, New York, New York, will issue an opinion for Parent, Financing and Level 3 LLC about the legality of the offered securities. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

 EXPERTS

        The consolidated financial statements of Level 3 Communications, Inc. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$175,000,000

Level 3 Communications, Inc.

6.5% Convertible Senior Notes due 2016

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Citi

Deutsche Bank Securities

Morgan Stanley

Wells Fargo Securities

September 14, 2010